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                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


                                  BY AND AMONG


                           ULTIMATE ELECTRONICS, INC.

                                       AND

              EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO

                                  AS BORROWERS,


                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                         WELLS FARGO RETAIL FINANCE, LLC

                    AS THE ARRANGER AND ADMINISTRATIVE AGENT



                         DATED AS OF SEPTEMBER 28, 2001




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                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


         THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "AGREEMENT"), is entered into as of September 28, 2001, between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "LENDER" and collectively as the "LENDERS"), including, without limitation, WELLS FARGO RETAIL FINANCE, LLC, a Delaware limited liability company ("WFRF"), and WFRF as the arranger and administrative agent for the Lenders ("AGENT"), and, on the other hand, ULTIMATE ELECTRONICS, INC., a Delaware corporation ("PARENT"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "BORROWER", and individually and collectively, jointly and severally, as the "BORROWERS", as governed by the provisions of SECTION 1.6 of the Agreement).

         A. Foothill Capital Corporation ("FOOTHILL") and Parent entered into that certain Loan and Security Agreement dated as of September 30, 1998, as amended, restated or otherwise modified from time to time, including, without limitation, as amended and restated by that certain Amended and Restated Loan and Security Agreement, dated as of November 24, 1998, executed by Foothill, Parent, Fast Trak, Inc., a Minnesota corporation ("FAST TRAK") and Ultimate Akquisition Corp., a Delaware corporation ("AKQUISITION") and by that certain First Amendment to Amended and Restated Loan and Security Agreement, dated September 24, 1999, executed by Foothill, Parent, Fast Trak, and Akquisition (as amended, restated, and modified from time to time, the "EXISTING LOAN AGREEMENT").

         B. Akquisition has been merged with and into Parent, with Parent as the surviving corporation.

         C.,      Pursuant to that certain Assignment and Acceptance Agreement, dated as of the date hereof, executed by Foothill and WFRF, WFRF has become and is the present holder of all right, title and interest of Foothill in the Existing Loan Agreement and all documentation executed in connection therewith and in all indebtedness of Borrowers to Foothill created thereunder and in connection therewith.

         D. Borrowers have requested and, subject to the terms and conditions of the Agreement, WFRF has agreed to entirely amend and restate the Existing Loan Agreement to, among other things, (i) add Ultimate Leasing Corp., a Colorado corporation ("LEASING"), Ultimate Intangibles Corp., a Colorado corporation ("INTANGIBLES"), Ultimate Electronics Texas LP, a Texas limited partnership ("ELECTRONICS TEXAS"), Ultimate Electronics Leasing LP, a Texas limited partnership ("ELECTRONICS LEASING") and Ultimate Electronics Partners Corp., a Colorado corporation ("ELECTRONICS PARTNERS") to the revolving credit facility established by the Existing Loan Agreement, (ii) provide for the syndication of this Agreement and the addition of certain Lenders thereto, (iii) increase the maximum revolving credit facility to $50,000,000, and (iv) provide for the extension by all new Lenders to this Agreement of amounts necessary for all


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Lenders to hold their respective Pro Rata Share (as defined below) of the
Commitments (as defined below), it being the intention of Borrowers, WFRF, and all Lenders that the Advances (as defined below), and Letters of Credit (as defined below), existing under the Existing Loan Agreement as of the Closing Date (as defined below) shall continue, remain outstanding, and not be repaid on the Closing Date, but shall be assigned and reallocated among the Lenders as provided in this Agreement, and accordingly, the Advances and Commitments are not in novation or discharge thereof.

         E. The parties hereto desire to amend, restate and modify, but not extinguish, the Existing Loan Agreement in its entirety as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

         "ACCOUNT DEBTOR" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

         "ACCOUNTS" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof including any and all credit insurance, guaranties or security therefor.

         "ADDITIONAL DOCUMENTS" has the meaning set forth in SECTION 4.4.

         "ADMINISTRATIVE BORROWER" has the meaning set forth in SECTION 17.9.

         "ADVANCES" has the meaning set forth in SECTION 2.1.

         "AFFILIATE" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; PROVIDED, HOWEVER, that, in any event: (a) any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 5% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.


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         "AGENT" means Wells Fargo Retail Finance, LLC, solely in its capacity as agent for the Lenders hereunder, and any successor thereto.

         "AGENT ADVANCES" has the meaning set forth in SECTION 2.3(e)(i).

         "AGENT'S LIENS" means the Liens granted by Borrowers to Agent for the benefit of the Lender Group under this Agreement or the other Loan Documents.

         "AGENT-RELATED PERSONS" means Agent together with its Affiliates, officers, directors, employees, and agents.

         "AGENT'S ACCOUNT" means an account at a bank designated by Agent from time to time as the account into which Borrowers shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Administrative Borrower and the Lender Group to the contrary, Agent's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Agent with The Chase Manhattan Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

         "AGREEMENT" has the meaning set forth in the preamble hereto.

         "AKQUISITION" has the meaning set forth in the preamble hereto.

         "APPLICABLE PREPAYMENT PREMIUM" means, as of any date of determination,

         (a) if termination IS NOT DUE TO A SALE OF CONTROL and occurs at any time during the period beginning on the Closing Date and continuing through September 29, 2002, the amount of the Applicable Prepayment Premium shall be THREE PERCENT (3%) of the Maximum Amount.

         (b) if termination IS DUE TO A SALE OF CONTROL and occurs at any time during the period beginning on the Closing Date and continuing through September 29, 2002, the amount of the Applicable Prepayment Premium shall be ONE PERCENT (1%) of the Maximum Amount.

         (c) if termination IS NOT DUE TO A SALE OF CONTROL and occurs at any time during the period beginning on September 30, 2002, and continuing through September 29, 2003, the amount of the Applicable Prepayment Premium shall be TWO PERCENT (2%) of the Maximum Amount.

         (d) if termination IS DUE TO A SALE OF CONTROL and occurs at any time during the period beginning on September 30, 2002, and continuing through September 29, 2003, the amount of the Applicable Prepayment Premium shall be THREE-FOURTHS OF ONE PERCENT (0.75%) of the Maximum Amount.

         (e) if termination IS NOT DUE TO A SALE OF CONTROL and occurs on or after September 30, 2003 (unless such termination is otherwise permitted by the provisions of SECTION 3.4), the


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amount of the Applicable Prepayment Premium shall be ONE PERCENT (1%) of the
Maximum Amount.

         (f) if termination IS DUE TO A SALE OF CONTROL and occurs on or after September 30, 2003 (unless such termination is otherwise permitted by the provisions in SECTION 3.4), the amount of the Applicable Prepayment Premium shall be ONE-HALF OF ONE PERCENT (0.50%) of the Maximum Amount.

         "ASSIGNEE" has the meaning set forth in SECTION 14.1.

         "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance in the form of EXHIBIT A-1.

         "AUTHORIZED PERSON" means any officer or other employee of Administrative Borrower.

         "AVAILABILITY" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrowers are entitled to borrow as Advances under SECTION 2.1 (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

         "BANKRUPTCY CODE" means the United States Bankruptcy Code, as in effect from time to time.

         "BASE LIBOR RATE" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Administrative Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

         "BASE RATE" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

         "BASE RATE LOAN" means any Advance (or portion of an Advance) that bears interest at a rate determined by reference to the Base Rate.

         "BASE RATE MARGIN" means, on each day:


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         (a)      as to each Real Estate Advance which is Base Rate Advance,
1.00% per annum, and

         (b)      as to Obligations other than Real Estate Advances:

                  (i) 0.00% per annum when the average daily Availability for the previous fiscal quarter is less than $10,000,000; and

                  (ii) MINUS 0.375% per annum when the average daily Availability for the previous fiscal quarter is equal to or greater than $10,000,000.

         "BENEFIT PLAN" means a "defined benefit plan" (as defined in SECTION 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of any Borrower has been an "employer" (as defined in SECTION 3(5) of ERISA) within the past six years.

         "BLOCKED ACCOUNT AGREEMENTS" has the meaning set forth in SECTION 2.8(a)(i).

         "BOARD OF DIRECTORS" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf thereof.

         "BOOKS" means all of each Borrower's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

         "BORROWER" and "BORROWERS" have the respective meanings set forth in the preamble to this Agreement.

         "BORROWING" means a borrowing hereunder consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance, in each case, to Administrative Borrower.

         "BORROWING BASE" has the meaning set forth in SECTION 2.1.

         "BORROWING BASE CERTIFICATE" means a certificate in the form of EXHIBIT B-1.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

         "BUSINESS PLAN" means the business plan of Parent submitted to Agent, which business plan is hereby incorporated by reference, and any revision, amendment or update to such business plan as to which Agent has given written approval.


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         "CAPITAL LEASE" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "CHANGE OF CONTROL" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) (other than William J. Pearse, Barbara A. Pearse and the various immediate family trusts of William J. Pearse and Barbara A. Pearse, whether now existing or hereafter created including, without limitation, the Williams James Pearse III Trust No. 1, the William James Pearse III Trust No. 2, the Megan Pearse Trust No. 1, the Megan Pearse Trust No. 2, the Bradford Pearse Trust No. 1 and the Bradford Pearse Trust N. 2, and with respect to Fast Trak, Lease and Intangibles, other than Parent) become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 20% of the total voting power of all classes of stock then outstanding of any Borrower entitled to vote in the election of directors.

         "CLOSING DATE" means the date of execution of this Agreement.

         "CODE" means the California Uniform Commercial Code, as in effect from time to time.

         "COLLATERAL" means all of each Borrower's now owned or hereafter acquired property, including, without limitation, all of each Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

         (a)      Accounts,

         (b)      Books,

         (c)      Equipment,

         (d)      General Intangibles,

         (e)      Inventory,

         (f)      Investment Property,

         (g)      Negotiable Collateral,

         (h)      Real Property Collateral,

         (i) money or other assets of each such Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

         (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein,


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                  and the proceeds thereof.

         "COLLATERAL ACCESS AGREEMENT" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Agent.

         "COLLECTIONS" means all cash, checks, notes, instruments, and other items of payment (including, without limitation, all cash equivalents, checks, and credit card slips and receipts as arise out of the sale of Collateral, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrowers.

         "COMMITMENT" means, with respect to each Lender, its Commitment, and, with respect to all Lenders, their Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on SCHEDULE C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 14.1.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C-1 delivered by the chief financial officer of Parent to Agent.

         "CONCENTRATION ACCOUNT" means the Concentration Account Number 1018169963 established pursuant to the Blocked Account Agreement with the Concentration Account Bank.

         "CONCENTRATION ACCOUNT BANK" means Wells Fargo Colorado NA, whose office is located at 1740 Broadway, Denver, Colorado 80274, and whose ABA number is 102000076 or such then other banks as may be agreed to by Parent and Agent from time to time.

         "CONTROL AGREEMENT" means a control agreement, in form and substance satisfactory to Agent, executed and delivered by the applicable Borrower, Agent, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a deposit account.

         "COPYRIGHT SECURITY AGREEMENTS" means the copyright security agreements executed and delivered by each Borrower and Agent, the form and substance of which are satisfactory to Agent.

         "COST" means the calculated cost of purchases, as determined from invoices received by a Borrower, such Borrower's purchase journal or stock ledger, based upon such Borrower's accounting principles, known to Agent, which practices are in effect on the date on which this Agreement was executed. "Cost" does not include any inventory capitalization costs inclusive of advertising, but may include other charges used in such Borrower's determination of cost of goods sold and bringing goods to market, all within Agent's reasonable discretion and in accordance with GAAP.

         "COST FACTOR" means the result of 1 minus a Borrower's then cumulative markup percent derived from such Borrower's purchase journal.


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         "DAILY BALANCE" means, with respect to each day during the term of this
Agreement, the amount of an Obligation owed at the end of such day.

         "DATED ASSETS" has the meaning set forth in SECTION 2.17.

         "DATED LIABILITIES" has the meaning set forth in SECTION 2.17.

         "DEEMS ITSELF INSECURE" means that the Person deems itself insecure in accordance with the provisions of Section 1208 of the Code.

         "DEFAULT" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

         "DEFAULTING LENDER" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

         "DEFAULTING LENDER RATE" means (a) the Base Rate for the first 3 days from and after the date the relevant payment is due, and (b) thereafter, at the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

         "DESIGNATED ACCOUNT" means account number 101816995 of Administrative Borrower maintained with the Designated Account Bank, or such other deposit account of Administrative Borrower (located within the United States) that has been designated as such, in writing, by Administrative Borrower to Agent.

         "DESIGNATED ACCOUNT BANK" means Wells Fargo Colorado NA, whose office is located at 1740 Broadway, Denver, Colorado 80274 and whose ABA number is 102000076.

         "DOLLARS" or "$" means United States dollars.

         "ELECTRONICS LEASING" has the meaning set forth in the preamble to this Agreement.

         "ELECTRONICS PARTNERS" has the meaning set forth in the preamble to this Agreement.

         "ELECTRONICS PARTNERS PLEDGE AND SECURITY AGREEMENTS" means the Pledge and Security Agreements executed by Electronics Partners, in favor of Agent, granting Agent a first priority Lien in the partnership interests in Electronics Texas and Electronics Leasing owned by Electronics Partners.

         "ELECTRONICS TEXAS" has the meaning set forth in the preamble to this Agreement.

         "ELIGIBLE ACCOUNTS" means those Accounts created by one of the Borrowers in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that strictly comply with each of the representations and warranties respecting Accounts made by such Borrower under the Loan Documents, and that are and at all times continue to be acceptable to Agent in all respects; PROVIDED, HOWEVER, that standards of eligibility may be fixed and revised


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from time to time by Agent in Agent's reasonable credit judgment. Eligible
Accounts shall not include the following:

         (a) Accounts that the Account Debtor has failed to pay (i) within 90 days of original invoice date, or (ii) within 60 days of original due date.

         (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

         (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of any Borrower,

         (d) Accounts with respect to which goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

         (e)      Accounts that are not payable in Dollars,

         (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless
(y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent,

         (g)      Accounts with respect to which the Account Debtor is either
(i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC Section 3727), or (ii) any state of the United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act or
(z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which the applicable Borrower has complied to Agent's satisfaction),

         (h) Accounts with respect to which the Account Debtor is a creditor of any Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account;

         (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage, unless otherwise consented to by Agent;



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         (j)      Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, or goes out of business;

         (k) Accounts, the collection of which, Agent, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

         (l) Accounts with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

         (m) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

         (n) Accounts that represent the progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services; and

         (o) Accounts that are not subject to a valid and perfected first priority Agent's Lien.

         "ELIGIBLE INVENTORY" means consumer electronic products Inventory of Borrowers consisting of first quality, finished goods held for sale in the ordinary course of Borrowers' business, net of any unearned vendors' discounts and Inventory Reserves (as defined below), that are located at Borrowers' premises identified on SCHEDULE E-1, that strictly comply with each of and all the representations and warranties respecting Inventory made by Borrowers in the Loan Documents, and that are and continue to be acceptable to Agent in all respect; PROVIDED, HOWEVER, that standards of eligibility may be fixed and revised from time to time by Agent in Agent's reasonable credit judgment. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrowers' current and historical accounting practices. Without limiting the foregoing, the following shall not be Eligible Inventory:

         (a) Inventory that is not owned solely by a Borrower or in which a Borrower does not have good, valid and marketable title;

         (b) Inventory that is not located at one of the locations set forth on SCHEDULE E-1;

         (c) Inventory that is located on real property owned or leased by a Borrower or in a contract warehouse, in each case (except for the County Line Store and Colorado Boulevard Store), unless it is subject to a Collateral Access Agreement executed by the mortgagee, lessor,


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warehouseman, or other third party, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

         (d) Inventory that is not subject to a valid and perfected first priority Agent's Lien,

         (e) Inventory that consists of goods in transit, other than goods in transit between the locations specified in SCHEDULE E-1;

         (f) Inventory of a Borrower that is damaged, defective, or not currently saleable in the normal course of such Borrower's operations;

         (g) Inventory of a Borrower in an amount equal to such Borrower's invoice variance reserves;

         (h) Discontinued consumer electronic products Inventory of a Borrower (to include obsolete and slow-moving Inventory based upon it being on hand beyond a number of days determined by Agent from time to time) in an amount in excess of 12% of total net amount of such Borrower's consumer electronic products Inventory (determined after deducting unearned vendors' discounts);

         (i)      Free goods;

         (j) That portion of Borrowers' consumer electronic products Inventory consisting of cellular phones in the net amount in excess of $1,500,000 (determined after deducting unearned vendors' discounts);

         (l) Inventory of a Borrower that is a restrictive or custom item, work-in-process, a component that is not part of finished goods, or constitutes parts, packaging and shipping materials, supplies used or consumed in such Borrower's business, is subject to a Lien in favor of any third Person, consists of bill and hold goods, or Inventory acquired on consignment; and

         (m)      Inventory that is non-SKU Inventory.

Agent may establish reserves ("INVENTORY RESERVES") from time to time in Agent's discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the current Retail or market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following: (i) the estimated reclamation claims of unpaid sellers of Inventory sold to a Borrower; (ii) change in Inventory character, composition or mix; (iii) imbalance of Inventory; (iv) retail markdowns or markups inconsistent with prior period practice and performance; current business plans; or advertising calendar and planned advertising events;
(v) Inventory shrinkage; or (vi) the change in the Orderly Liquidation Value of the Inventory.

         "ELIGIBLE TRANSFEREE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a


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

commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Administrative Borrower, and (f) during the continuation of an Event of Default, any other Person approved by Agent.

         "ENVIRONMENTAL ACTIONS" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower or any predecessor in interest.

         "ENVIRONMENTAL LAW" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrowers, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 ET SEQ; the Toxic Substances Control Act,
15 USC, Section 2601 ET SEQ; the Clean Air Act, 42 USC Section 7401 ET
SEQ.; the Safe Drinking Water Act, 42 USC. Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 USC. Section 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. Section 11001 ET SEQ.; the Hazardous Material Transportation Act, 49 USC Section 1801 ET SEQ.; and the Occupational Safety and Health Act, 29 USC. Section 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

         "ENVIRONMENTAL LIEN" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

         "EQUIPMENT" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including (a) any interest of the Borrowers in any of the foregoing and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

         "ERISA AFFILIATE" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower and whose employees are aggregated with the employees of a Borrower under IRC Section 414(o).

         "ERISA EVENT" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Parent, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Parent, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Parent or its Subsidiaries or any of their ERISA Affiliates.

         "EVENT OF DEFAULT" has the meaning set forth in SECTION 8.

         "EXCESS AVAILABILITY" means the amount as determined by Agent at any time, in its Permitted Discretion equal to (a) the amount of Advances available to Borrowers as of such time based upon the applicable lending formulas set forth in SECTION 2.1, subject to the sublimits, Reserves Against Availability and other reserves from time to time established in accordance with this Agreement, MINUS (b) the amount of the outstanding Obligations (including Letters of Credit).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect from time to time.

         "EXISTING LOAN AGREEMENT" has the meaning set forth in the preamble hereto.

         "FAST TRAK" has the meaning set forth in the preamble hereto.

         "FEIN" means Federal Employer Identification Number.

         "FUNDING DATE" means the date on which a Borrowing occurs.

         "FUNDING LOSSES" has the meaning set forth in SECTION 2.14(b)(ii).

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

         "GENERAL INTANGIBLES" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to general intangibles and other personal property (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names [including, without limitation the trade names "Soundtrack", "Ultimate Electronics", "Fast Trak", and "Audio King"] trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims, membership interests in limited liability companies and general partnership interests in general partnerships and limited and general partnership interests in limited partnerships), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

         "GOVERNING DOCUMENTS" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational or governing documents of such Person.

         "GOVERNMENTAL AUTHORITY" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

         "GROSS MARGIN PERCENTAGE" means, with respect to the subject accounting period for which it is being calculated, the following (determined in accordance with the cost method of accounting):

                           sales (minus) cost of goods sold   x  100
                           --------------------------------
                                    sales

         "HAZARDOUS MATERIALS" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

         "INDEBTEDNESS" means, without duplication (a) all obligations of a Borrower for borrowed money, (b) all obligations of a Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of a Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of a Borrower under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Borrower, irrespective of whether such obligation or liability is assumed, (e) all obligations of a Borrower for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of a Borrower's business and repayable in accordance with customary trade practices), and (f) any obligation of a Borrower guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to a Borrower) any such Indebtedness.

         "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 11.3.

         "INDEMNIFIED PERSON" has the meaning set forth in SECTION 11.3.

         "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

         "INTANGIBLE ASSETS" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

         "INTANGIBLES" has the meaning set forth in the preamble to this Agreement.

         "INTERCOMPANY SUBORDINATION AGREEMENT" means a subordination agreement executed and delivered by Borrowers and Agent, the form and substance of which is satisfactory to Agent.

         "INTEREST PERIOD" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, or 3 months thereafter; PROVIDED, HOWEVER, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

         "INVENTORY" means all Borrowers' now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Borrower as lessor, goods that are furnished by a Borrower under a contract of service, and all of Borrowers' now-owned or hereafter acquired raw materials, work in process, or materials used or consumed in a Borrower's business including packing and shipping materials.

         "INVESTMENT PROPERTY" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

         "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

         "ISSUING LENDER" means WFRF or any other Lender that, at the request of Administrative Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to SECTION 2.13.

         "L/C" has the meaning set forth in SECTION 2.13(a).

         "L/C DISBURSEMENT" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

         "L/C UNDERTAKING" has the meaning set forth in SECTION 2.13(a).

         "LANDLORD LIEN STATE" means any state or other jurisdiction under whose statutory or common law the rights of a landlord in assets of that landlord's tenant, for unpaid rent, may be senior to a perfected security interest in such assets.

         "LEASING" has the meaning set fort in the preamble to this Agreement.

         "LEASING PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement executed by Leasing, in favor of Agent, granting Agent a first priority Lien in the partnership interests in Electronics Leasing owned by Leasing.

         "LENDER" and "LENDERS" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of SECTION 14.1.

         "LENDER GROUP" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

         "LENDER GROUP EXPENSES" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Borrower under any of the Loan Documents that are paid or incurred by the Lender Group, (b) fees or charges actually paid or incurred by Agent in connection with the Lender Group's transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Agent in the disbursement of funds to or for the account of Borrowers (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with any Borrower or any guarantor of the Obligations, (h) Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

         "LENDER-RELATED PERSON" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

         "LETTER OF CREDIT" means an L/C or an L/C Undertaking, as the context requires.

         "LETTER OF CREDIT USAGE" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit PLUS 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

         "LIBOR DEADLINE" has the meaning set forth in SECTION 2.15(b)(i).

         "LIBOR NOTICE" means a written notice in the form of EXHIBIT L-1.

         "LIBOR OPTION" has the meaning set forth in SECTION 2.15(a).

         "LIBOR RATE" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/16%) by DIVIDING (a) the Base LIBOR Rate for such Interest Period, BY (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         "LIBOR RATE LOAN" means each Advance (or portion of an Advance) that bears interest at a rate determined by reference to the LIBOR Rate.

         "LIBOR RATE MARGIN" means, on each day:

         (a) as to each Real Estate Advance which is a LIBOR Loan, 2.75% per annum; and

         (b)      as to LIBOR Loans other than Real Estate Advances:

                  (i) 2.25% per annum when the average daily Availability for the previous fiscal quarter is less than $10,000,000;

                  (ii) 2.00% per annum when the average daily Availability for the previous fiscal quarter is equal to or greater than $10,000,000 and less than $35,000,000; and

                  (iii) 1.75% per annum when the average daily Availability for the previous fiscal quarter is equal to or greater than $35,000,000.

         "LIEN" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

         "LOAN ACCOUNT" has the meaning set forth in SECTION 2.11.

         "LOAN DOCUMENTS" means this Agreement, the Blocked Account Agreements, the Control Agreements, the Copyright Security Agreements, the Stock Pledge Agreements, the Letters of Credit, the Mortgages, the Trademark Security Agreements, the Intercompany Subordination Agreement, the Pledge and Security Agreements, any note or notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Borrower and the Lender Group in connection with this Agreement.

         "MANUFACTURER PAYABLES" means Indebtedness of any Borrower to the manufacturers, suppliers, providers, vendors or distributors of such Borrower's Inventory incurred by such Borrower for the acquisition of such Inventory, which Indebtedness is not secured by any lien, security interest or encumbrance.

         "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers taken as a whole, (b) a material impairment of a Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material adverse effect on the value of the Collateral or the amount that Agent would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Borrower.

         "MATERIAL INVENTORY SUPPLIER" means any supplier, provider, manufacturer, vendor or distributor of a Borrower's Inventory from whom such Borrower purchases directly or indirectly, two percent (2.00%) or more of the total Inventory purchased by such Borrower.

         "MATURITY DATE" means September 30, 2004, subject to extension as set forth in SECTION 3.4.

         "MAXIMUM AMOUNT" means $50,000,000.00.

         "MORTGAGES" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Borrower in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Parent, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

         "NEGOTIABLE COLLATERAL" means all of Borrowers' now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

         "OBLIGATIONS" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees, charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

         "ONE TURN STATE" means any state or other jurisdiction under whose statutory or common law the relative priority of the rights of a landlord in assets of that landlord's tenant, for unpaid rent, VIS-A-VIS the rights of the holder of a perfected security interest therein is dependent upon whether such security interest arose prior or subsequent to the subject asset's coming onto the demised premises.

         "ORDERLY LIQUIDATION VALUE" means the liquidation value of Eligible Inventory as determined from time to time by an appraiser reasonably acceptable to Agent (in each case, as selected by Agent).

         "ORGANIZATIONAL I.D. NUMBER" means with respect to a Person, other than a natural person, the organizational identification number assigned to such Person, if any, by the applicable governmental unit or agency of the jurisdiction of organization of such Person.

         "ORIGINATING LENDER" has the meaning set forth in SECTION 14.1(e).

         "OVERADVANCE" has the meaning set forth in SECTION 2.5.

         "PARENT" has the meaning set forth in the preamble to this Agreement.

         "PARENT PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement executed by Parent, in favor of Agent, granting Agent a first priority Lien in the partnership interest in Electronics Texas owned by Parent.

         "PARTICIPANT" has the meaning set forth in SECTION 14.1(e).

         "PERMITTED DISCRETION" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

         "PERMITTED LIENS" means (a) Liens held by Agent for the benefit of Agent and the Lenders, (b) Liens for unpaid taxes that either (i) are not yet due and payable, or (ii) are the subject of Permitted Protests, (c) Liens set forth on SCHEDULE P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that the acquisition or lease of the underlying asset is permitted under
SECTION 7.22 and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof and only secures the purchase price of the asset, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement) incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, (i) Liens arising by reason of security for surety or appeal bonds in the ordinary course of Borrowers' business, (j) Liens of or resulting from any judgment or award that would not cause a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which a Borrower is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (k) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Agent, (l) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof by Borrowers, and (m) Liens against the portion of the Thornton Colorado Facility consisting of real property and improvements upon real property to the extent such Liens secure Indebtedness permitted by
SECTION 7.1(f) of this Agreement.

         "PERMITTED PROTEST" means the right of the applicable Borrower to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in an amount that is reasonably satisfactory to Agent, (b) any such protest is instituted promptly and prosecuted diligently by the applicable Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

         "PERSON" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

         "PERSONAL PROPERTY COLLATERAL" means all Collateral other than Real Property.

         "PLAN" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

         "PLEDGE AND SECURITY AGREEMENTS" means the Parent Pledge and Security Agreement, the Electronics Partners Pledge and Security Agreements, and the Leasing Pledge and Security Agreement.

         "PROJECTIONS" means Parent's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         "PRO RATA SHARE" means:

         (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment, by
(ii) the aggregate Commitments of all Lenders,

         (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment, by (ii) the aggregate Commitments of all Lenders, and

         (c) with respect to all other matters (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Commitment, by (ii) the aggregate amount of Commitments of all Lenders; PROVIDED, HOWEVER, that, in each case, in the event all Commitments have been terminated, Pro Rata Share shall be determined according to the Commitments in effect immediately prior to such termination.

         "REAL ESTATE ADVANCE" means Advances made by the Lender Group to Borrowers due to the "Real Estate Advance Amount" portion of the Borrowing Base.

         "REAL ESTATE ADVANCE AMOUNT" means at any date of determination, the lesser of (a) $20,000,000 or (b) 60% of the appraised fair market value of the Thornton Colorado Facility.

         "REAL PROPERTY" means any estates or interests in real property now owned or hereafter acquired by any Borrower and the improvements thereto.

         "REAL PROPERTY COLLATERAL" means the parcel or parcels of Real Property identified on Schedule R-1, including without limitation, the Thornton Colorado Facility, and any Real Property hereafter acquired by a Borrower and pledged as security for the Obligations.

         "REPORTABLE EVENT" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

         "RECORD" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

         "REMEDIAL ACTION" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

         "REPORT" has the meaning set forth in SECTION 16.17.

         "REQUIRED LENDERS" means, at any time, (a) Agent, and (b) Lenders whose Pro Rata Shares aggregate 66% of the total Commitments, or if the Commitments have been terminated irrevocably, 66% of the Obligations then outstanding.

         "RETAIL" means the Cost of Inventory divided by the Cost Factor.

         "RESERVE PERCENTAGE" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

         "RESERVES AGAINST AVAILABILITY" means such reserves as Agent, from time to time determines in its discretion as being appropriate to reflect impediments to Lender Group's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Reserves Against Availability may include (but are not limited to) reserves based on the following:

                  (a)      Rent

                           (i)      based upon past due rent, and

                           (ii) based upon Borrowers' locations in a Landlord Lien State or One-Turn State, if no landlord waiver acceptable to Agent has been obtained.

                  (b)      In store customer credits and gift certificates.

                  (c)      Past due payables.

                  (d) Layaway and customer deposits, including special order customer deposits.

                  (e) Past due or accrued taxes and other governmental charges, including, ad valorem, personal property and other taxes which may have priority over the security interests of Agent in the Collateral.

                  (f)      Past due or accrued warehouse and storage charges.

The foregoing notwithstanding, as long as Borrowers' Tangible Net Worth is in excess of $90,000,000, no Reserves Against Availability will be established as to either of the items described in clauses (b) and (d) above.

         "REVOLVER USAGE" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, PLUS (b) the then extant amount of the Letter of Credit Usage.

         "RISK PARTICIPATION LIABILITY" means, as to each Letter of Credit, all reimbursement obligations of Borrowers to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrowers, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

         "SALE OF CONTROL" means the acquisition by a Person and any of the "affiliates" of such Person within the meaning of Rule 12b-2 promulgated under the Exchange Act (other than any current affiliate of Parent) of an aggregate of 75% or more of the assets of the Borrowers, taken as a whole, or capital stock of Parent.

         "SEC" means the United States Securities and Exchange Commission and any successor thereto.

         "SECURITIES ACCOUNT" means a "securities account" as that term is defined in the Code.

         "SETTLEMENT" has the meaning set forth in SECTION 2.3(f)(i).

         "SETTLEMENT DATE" has the meaning set forth in SECTION 2.3(f)(i).

         "SOLVENT" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

         "SPECIAL INVENTORY ADVANCE AMOUNT" means, at any date of determination, the lesser of (a) $5,000,000 or (b) five percent (5%) of the Cost of Eligible Inventory.

         "SPECIAL INVENTORY ADVANCES" means Advances made by the Lender Group to Borrowers due to the "Special Inventory Advance Amount" portion of the Borrowing Base.


         "STOCK" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

         "STOCK PLEDGE AGREEMENTS" means the Stock Pledge Agreements executed by Parent in favor of Agent, granting Agent a first priority Lien in all the issued and outstanding capital stock of each Subsidiary of Parent.

         "SUBSIDIARY" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

         "SWING LENDER" means WFRF or any other Lender that, at the request of Administrative Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender hereunder.

         "SWING LOAN" has the meaning set forth in SECTION 2.3(d)(i).

         "TANGIBLE NET WORTH" means, as of any date of determination, the result of (a) the total stockholder's equity of Parent and its Subsidiaries, MINUS (b) the sum of (i) all Intangible Assets of Parent and its Subsidiaries, (ii) all of Parent's prepaid expenses, and (iii) all amounts due to Parent and its Subsidiaries from Affiliates.

         "THORNTON COLORADO FACILITY" means Parent's facility at 321 West 84th Avenue, Thornton, Colorado, consisting of the headquarters of Parent, a warehouse of Parent, and a retail store of Parent.

         "TRADEMARK SECURITY AGREEMENTS" means the trademark security agreements executed and delivered by each Borrower and Agent, the form and substance of which is satisfactory to Agent.

         "TYPE OF ORGANIZATION" means with respect to a Person other than a natural person, the kind or type of entity by which such Person is organized, such as corporation, limited partnership or limited liability company.

         "UNDERLYING ISSUER" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrowers.

         "UNDERLYING LETTER OF CREDIT" means a letter of credit that has been issued by an Underlying Issuer.

         "VOIDABLE TRANSFER" has the meaning set forth in SECTION 17.7.

         "WELLS FARGO" means Wells Fargo Bank, National Association, a national banking association.

         "WFRF" means Wells Fargo Retail Finance, LLC.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

         1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, restatements, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

         1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

                  (a) The Term "Borrower" or "Borrowers". Unless otherwise specifically provided herein, all references to "Borrower" or "Borrowers" herein shall refer to and include each Borrower separately and all representations contained herein shall be deemed to be separately made by each of them, and each of the covenants, agreements and obligations set forth herein shall be deemed to be the joint and several covenants, agreements and obligations of them. Any notice, request, consent, report or other information or agreement delivered to Agent or any other member of the Lender Group by any Borrower shall be deemed to be ratified by, consented to and also delivered by each other Borrower. Each Borrower recognizes and agrees that each covenant and agreement of "Borrower" or "Borrowers" under this Agreement and the other Loan Documents shall create a joint and several obligation of the Borrowers, which may be enforced against Borrowers, jointly or against each Borrower separately. Without limiting the terms of this Agreement and the other Loan Documents, security interests, assets and collateral shall extend to the properties, interests, assets and collateral of each Borrower. Similarly, the term "Obligations" shall include, without limitation, all obligations, liabilities and indebtedness of such entities, or any one of them, to any member the Lender Group, whether such obligations, liabilities and indebtedness shall be joint, several, joint and several or individual. Unless otherwise specified in this Agreement, the parties hereto anticipate that any notice, request, consent, report or other information or agreement to be delivered in connection with this Agreement by Borrowers to Agent will be executed by Parent as Administrative Borrower, on behalf of Borrowers, and that any such notice, request, consent, report or other information or agreement delivered to Agent and executed by Parent shall be deemed to be executed by Parent on behalf of all the Borrowers. In addition, unless otherwise specified in this Agreement, the parties hereto anticipate that any advances made hereunder by any member of the Lender Group to Borrowers shall be disbursed directly to Parent.

2.       LOAN AND TERMS OF PAYMENT.

         2.1      REVOLVER ADVANCES.

                  (a) On the Closing Date the "Advances" (as defined in the Existing Loan Agreement) held by WFRF under the Existing Loan Agreement shall automatically, and without any action on the part of any Person, be deemed to be Advances under this Agreement, and each of the Lenders shall by assignments from WFRF (which assignments shall be deemed to occur automatically, and without the requirement for additional documentation, on the Closing Date) acquire a portion of the Advances made by WFRF so designated in such amounts, and the Lenders shall, through the Agent, make such other adjustments among themselves as shall be necessary so that after giving effect to such assignments and adjustments, the Lenders shall hold Advances in an amount not greater than their Pro Rata Share of the Commitments. On or prior to the Closing Date, the Agent shall notify each Lender of any assignments or adjustments that the Agent deems necessary and advisable such that after giving effect to the transactions contemplated to occur on the Closing Date, each Lender's Commitment shall be in accordance with the Commitment set forth opposite its name on SCHEDULE C-1. Each Lender's Advances to the Borrowers shall not exceed its Pro Rata Share of all Advances then outstanding to the Borrowers and the aggregate unused Commitment of each Lender plus all outstanding Advances under the Agreement shall not exceed the total Commitments. Any such assignments shall be deemed to occur hereunder automatically on the Closing Date and without any requirement for additional documentation, and in the case of any such assignment, the assigning party shall be deemed to represent and warrant to each assignee that it has not created any adverse claim upon the interest being assigned and that such interest is free and clear of any adverse claim. Each Lender hereby agrees to give effect to the instructions of the Agent to such Lender contained in the notice described above.

                  (b) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Commitment agrees (severally, not jointly or jointly and severally) to make advances ("ADVANCES") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to THE LESSER OF (i) the Maximum Amount LESS the Letter of Credit Usage, or (ii) the Borrowing Base LESS the Letter of Credit Usage. For purposes of this Agreement, "BORROWING BASE," as of any date of determination, shall mean the result of:

                           (v)      THE LESSER OF

                                    (i)     75% of the amount of Eligible
                                    Accounts, and

                                    (ii)    $2,500,000; PLUS

                           (w)      75% of the Cost of Eligible Inventory, PLUS

                           (x)      the Special Inventory Advance Amount, PLUS

                           (y)      the Real Estate Advance Amount, MINUS

                           (z) the aggregate of such Reserves Against Availability as may have been established by Agent.

                  (c) The Lenders with Commitments shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Amount.

                  (d) Amounts borrowed pursuant to this section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                  (e) Anything to the contrary herein notwithstanding, no Lender shall have any obligation to make Advances with respect to Eligible Accounts unless and until Borrowers shall have furnished Agent with an audit of Eligible Accounts satisfactory to Agent.

         2.2      [THIS SECTION IS INTENTIONALLY OMITTED].

         2.3      BORROWING PROCEDURES AND SETTLEMENTS.

                  (a) Procedure for Borrowing. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 11:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date in the case of a request for an Advance that is to bear interest at a rate based on the Base Rate and two (2) Business Days prior to the date that is the requested Funding Date in the case of an Advance that is to bear interest at a rate based on the LIBOR Rate. Such request shall specify (i) the amount of such Borrowing, and whether the requested Borrowing is a Real Estate Advance, (ii) the requested Funding Date, which shall be a Business Day, (iii) whether the Advance is to constitute a LIBOR Rate Loan or a Base Rate Loan (provided that a Special Inventory Advance must be a Base Rate Loan), and (iv) if such Advance is to constitute a LIBOR Rate Loan, the requested interest period therefor; PROVIDED, HOWEVER, that in the case of a request for a Swing Loan in an amount of $5,000,000 or less, such notice shall be timely received if it is received by Agent no later than 11:00 a.m. (California time) on the Business Day that is the requested Funding Date. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

                  (b) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to SECTION 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of SECTION 2.3(c) apply to such requested Borrowing, or (ii) if the Borrowing is for an Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of SECTION 2.3(d) in the amount of the requested Borrowing; PROVIDED, HOWEVER, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to SECTION 2.3(d), Agent shall elect to have the terms of SECTION 2.3(C) apply to such requested Borrowing.

                  (c)      Making of Advances.

                           (i) In the event that Agent shall elect to have the terms of this SECTION 2.3(c) apply to a requested Borrowing as described in SECTION 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to SECTION 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by facsimile, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 11:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in SECTION 3 hereof, Agent shall make the proceeds thereof available to Administrative Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Administrative Borrower's Designated Account; PROVIDED, HOWEVER, that, subject to the provisions of SECTION 2.3(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or
                  (2) the requested Borrowing would exceed the Availability on such Funding Date.

                           (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                           (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Administrative Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrowers as if such Defaulting Lender had made Advances to Borrowers. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This section shall remain effective with respect to such Defaulting Lender until
                  (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Administrative Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Administrative Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; PROVIDED FURTHER, HOWEVER, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrowers' rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

                  (d)      Making of Swing Loans.

                           (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this section 2.3(d) apply to a requested Borrowing as described in SECTION 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this SECTION 2.3(d) being referred to as a "SWING LOAN" and such Advances being referred to collectively as "SWING LOANS") available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds to Administrative Borrower's Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Swing Loan shall be eligible for the LIBOR Option and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of SECTION 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in SECTION 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                           (ii) The Swing Loans shall be secured by the Agent's Liens, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

                  (e)      Agent Advances.

                           (i) Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in SECTION 3 have not been satisfied, to make Advances to Borrowers on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in SECTION 10 (any of the Advances described in this SECTION 2.3(e) shall be referred to as "AGENT ADVANCES"). Each Agent Advance is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Agent Advance shall be eligible for the LIBOR Option and all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent Advance).

                           (ii) The Agent Advances shall be repayable on demand and secured by the Agent's Liens granted to Agent under the Loan Documents, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

                  (f) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                           (i)      Agent shall request settlement
                  ("SETTLEMENT") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan,
                  (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "SETTLEMENT DATE"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including SECTION 2.3(c)(iii)): (y) if a Lender's balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata

                  Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances, and (z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

                           (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

                           (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent

                  Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

                  (g) Notation. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

                  (h) Lenders' Failure to Perform. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

                  (i) Optional Overadvances. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (i) after giving effect to such Advances (including a Swing Loan), the Revolver Usage does not exceed the Borrowing Base by more than $5,000,000.00, (ii) after giving effect to such Advances (including a Swing
Loan) the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Amount, and (iii) at the time of the making of any such Advance (including a Swing Loan), Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this
SECTION 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans under SECTION 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

                           (i) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers and intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                           (ii) Each Lender with a Commitment shall be obligated to settle with Agent as provided in SECTION 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this
                  SECTION 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

         2.4      PAYMENTS.

                  (a)      Payments by Borrowers.

                                    (i)      Except as otherwise expressly
                           provided herein, all payments by Borrowers shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                                    (ii)     Unless Agent receives notice from
                           Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                           (b)      Apportionment and Application.

                                    (i)      Except as otherwise provided with
                           respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Agent, shall be applied as follows:

                                    A.       FIRST, to pay any Lender Group
                           Expenses then due to Agent under the Loan Documents, until paid in full,

                                    B.       SECOND, to pay any Lender Group
                           Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

                                    C.       THIRD, to pay any fees then due to
                           Agent (for its separate accounts, after giving effect to any letter agreements between Agent and the individual Lenders) under the Loan Documents until paid in full,

                                    D.       FOURTH, to pay any fees then due to
                           any or all of the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                                    E.       FIFTH, to pay interest due in
                           respect of all Agent Advances, until paid in full,

                                    F.       SIXTH, ratably to pay interest due
                           in respect of the Advances (other than Agent
                           Advances), and the Swing Loans until paid in full,

                                    G.       SEVENTH, to pay the principal of
                           all Agent Advances until paid in full,

                                    H.       EIGHTH, to pay the principal of all
                           Swing Loans until paid in full,

                                    I.       NINTH, to pay the principal of all
                           Advances until paid in full,

                                    J.       TENTH, if an Event of Default has
                           occurred and is continuing, to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Commitment, as cash collateral in an amount up to 110% of the then extant Letter of Credit Usage until paid in full,

                                    K.       ELEVENTH, to pay any other
                           Obligations until paid in full, and

                                    L.       TWELFTH, to Borrowers (to be wired
                           to the Designated Account) or such other Person entitled thereto under applicable law.

                           (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in
                  SECTION 2.3(h).

                           (iii) In each instance, so long as no Default or Event of Default has occurred and is continuing, SECTION 2.4(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                           (iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                           (v) In the event of a direct conflict between the priority provisions of this SECTION 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
                  SECTION 2.4 shall control and govern.

         2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrowers to the Lender Group pursuant to SECTIONS 2.1 AND
2.14 is greater than either the Dollar or percentage limitations set forth in
SECTION 2.1 OR 2.14, (an "OVERADVANCE"), Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in SECTION 2.4(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

         2.6 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.

                  (a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) each LIBOR Rate Loan shall bear interest at a per annum rate equal to the LIBOR Rate plus the applicable LIBOR Rate Margin, (ii) each Special Inventory Advance shall bear interest at a per annum rate equal to the Base Rate plus 1.5%, and (iii) all other Obligations shall bear interest at a per annum rate equal to the Base Rate plus (or minus, as the case may be) the applicable Base Rate Margin.

                  (b) Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Commitment, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in SECTION 2.14(e)) which shall accrue at a rate equal to 1.5% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

                  (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders),

                                    (i)      all Obligations (except for undrawn
                           Letters of Credit ) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to two and one-half percentage points (2.50%) above the per annum rate otherwise applicable hereunder, and

                                    (ii)     the Letter of Credit fee provided
                           for in subsection (b) above shall be increased to 2.5 percentage points above the per annum rate otherwise applicable hereunder.

                  (d) Payment. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrowers hereby authorize Agent, from time to time, without prior notice to Borrowers, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in
SECTION 2.14(e) (as and when accrued or incurred), the fees and costs provided for in SECTION 2.13 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document to Borrowers' Loan Account, which amounts thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

                  (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                  (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; PROVIDED, HOWEVER, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, IPSO FACTO, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7      CREDIT CARD COLLECTIONS.

                  (a) Annexed hereto is SCHEDULE 2.7, which describes all arrangements to which each Borrower is a party with respect to the payment to such Borrower of the proceeds of all credit card charges for sales by such Borrower.

                  (b) Payment of all credit card charges submitted by Borrowers to credit card clearinghouses or other processors identified on
SCHEDULE 2.7 or otherwise and any other amounts payable to Borrowers by such clearinghouses or other processors shall be directed to such account as may be designated by Agent.

         2.8 DEPOSITORY ACCOUNTS. Annexed hereto is SCHEDULE 2.8 which describes all present depository accounts of each Borrower, which schedule includes, with respect to each such depository account (i) the name and address of that depository; (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository. In addition, the following depository accounts have been or will be established (and are referred to herein):

                  (a) The Concentration Account, the contents of which shall constitute Collateral and Negotiable Collateral.

                           (i) Borrowers shall, prior to or contemporaneous with the execution of this Agreement, (x) provide Agent with such blocked account agreements (the "BLOCKED ACCOUNT AGREEMENTS"), in form and substance satisfactory to Agent, of the depository with which the Concentration Account is maintained as may be satisfactory to Agent; and (y) not establish any Concentration Account hereafter except upon not less than thirty (30) days prior written notice to Agent and the delivery to Agent of a similar such agreement acceptable to Foothill.

                           (ii) Borrowers shall pay all fees and charges of, and maintain such impressed balances as may be required by Agent or by any bank in which any account is opened as required hereby (even if such account is opened by Agent).

                  (b) The Designated Account. No Borrower shall establish any depository accounts hereafter unless such Borrower, contemporaneous with such establishment, delivers to Agent an agreement (in form satisfactory to Agent) executed on behalf of the depository with which such depository account is being established.

         2.9      COLLECTIONS.

                  (a) All Collections constitute Collateral and proceeds of Collateral and shall be held in trust by Borrowers for Agent; shall not be commingled with any of Borrowers' other funds; and shall be deposited and/or transferred daily only to the Concentration Account.

                  (b) Administrative Borrower shall cause the ACH or wire transfer to the Concentration Account, no less than daily (and whether or not there is then an outstanding balance in the Loan Account) of all Collections, including, without limitation:

                           (i) The then contents of each depository account (other than the Designated Account), each such transfer to be net of any minimum balance, not to exceed $1,500, as may be required to be maintained in the subject depository account by the bank at which such depository account is maintained.

                           (ii) The proceeds of all credit card charges not otherwise provided for pursuant hereto.

                  (c) Agent shall transfer to the Designated Account any surplus (attributable to Borrowers) in excess of the Obligations in Agent Account remaining after the application to the Obligations referred to in
Section 2.12 (less those amounts which are to be netted out as provided therein).

                  (d) Upon terms and conditions set forth in the Blocked Account Agreement, all Collections received in the Concentration Account shall be wired into the Agent Account.

         2.10 CREDITING PAYMENTS; FLOAT CHARGE. The receipt of any payment item by Agent (whether from transfers to Agent by the depository account banks or Concentration Account Banks or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under SECTION 2.1, but shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. Agent shall be entitled to charge Borrowers for one-half of one (1) Business Day of `clearance' or `float' at the rate applicable to LIBOR Rate Loans under SECTION 2.6 on all Collections that are received by Agent (regardless of whether forwarded by the depository account banks or Concentration Account Banks to Agent). This across-the-board one-half of one (1) Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging one-half of one (1) Business Day of interest on such Collections. The parties acknowledge and agree that the economic benefit of the foregoing provisions of this SECTION 2.10 shall be for the exclusive benefit of Agent.

         2.11 DESIGNATED ACCOUNT. Agent is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
SECTION 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Administrative Borrower, any Advance, Agent Advance, or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

         2.12 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrowers (the "LOAN ACCOUNT") on which Borrowers will be charged with all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers' account, the Letters of Credit issued by Issuing Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with SECTION 2.10, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent's Account from any depository account bank or Concentration Account Bank. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

         2.13 FEES. Borrowers shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:

                  (a) UNUSED LINE FEE. On the first day of each month during the term of this Agreement, an unused line fee in the amount equal to the lesser of (i) $5,000 or (ii) 0.125% per annum times the result of (A) the Maximum Amount, less (B) the sum of (x) the average Daily

Balance of Advances that were outstanding during the immediately preceding month, plus (y) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

                  (b) FACILITY FEE. On the Closing Date, a facility fee in an amount equal to $200,000, which facility fee shall be deemed fully earned and payable as of the Closing Date.

                  (c) RESTRUCTURE FEE. On the Closing Date, a restructure fee in an amount equal to $100,000, which fee shall be deemed fully earned and payable on such Closing Date.

                  (d) SERVICING FEE. On the first day of each month during the term of this Agreement and thereafter so long as any Obligations are outstanding, a servicing fee in the amount of $5,000.

                  (e) AUDIT, APPRAISAL, AND VALUATION CHARGES. For the separate account of Agent, audit, appraisal, and valuation fees and charges as follows, (i) a fee of $750 per day, per auditor, plus out-of-pocket expenses for each financial audit of a Borrower performed by personnel employed by Agent,
(ii) if implemented, a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Agent, and (iv) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers, to appraise the Collateral, or any portion thereof, or to assess a Borrower's business valuation. Notwithstanding the foregoing, (i) as long as no Event of Default has occurred, Borrowers shall not be required to pay more than $25,000 in the aggregate in audit fees to Agent pursuant to this SECTION 2.13(e) during any calendar year; PROVIDED, HOWEVER, that if an Event of Default has occurred, there shall be no $25,000 cap on audit fees payable by Borrowers pursuant to this SECTION 2.13(e) during any calendar year, and (ii) as long as no Event of Default has occurred, Borrowers shall not be required to pay more than $25,000 in the aggregate in appraisal fees to Agent pursuant to this SECTION 2.13(e) during any calendar year; PROVIDED, HOWEVER (i) that if an Event of Default has occurred, there shall be no $25,000 cap on appraisal fees payable by Borrower pursuant to this SECTION 2.13(e) during any calendar year, and (ii) the $25,000 cap on appraisal fees is not applicable to the appraisals required by SECTION 6.17(d) hereof.

         2.14     LETTERS OF CREDIT.

                  (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C UNDERTAKING") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in


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advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                           (i) the Letter of Credit Usage would exceed the Borrowing Base LESS the amount of outstanding Advances, or

                           (ii) the Letter of Credit Usage would exceed $1,000,000, or

                           (iii) the Letter of Credit Usage would exceed the Maximum Amount LESS the then extant amount of outstanding Advances.

         Borrowers and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall have an expiry date no later than 30 days prior to the Maturity Date and all such Letters of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on
(i) the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be a an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under SECTION 2.6. To the extent an L/C Disbursement is deemed to be on Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Revolver Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to SECTION 2.14(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interest may appear.


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                  (b)      Promptly following receipt of a notice of L/C
Disbursement pursuant to SECTION 2.14(a), each Lender with a Commitment agrees to fund its Pro Rata Share of any Revolver Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrowers had requested such Revolver Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Commitment, the Issuing Lender shall be deemed to have granted to each Lender with a Commitment, and each Lender with a Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrowers on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Lender with a Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share pursuant to this SECTION 2.14(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in SECTION 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

                  (c) Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; PROVIDED, HOWEVER, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; PROVIDED, HOWEVER, that no Borrower


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

shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group.

                  (d) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

                  (e) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Agent for the account of the Issuing Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

                  (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                           (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                           (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.


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         2.15     LIBOR OPTION.

                  (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR OPTION") to have interest on all or a portion of the Advances (other than the Special Inventory Advances) be charged at the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof elect to accelerate the maturity of the Obligations, (iii) termination of this Agreement pursuant to the terms hereof, or (iv) the first day of each month that such LIBOR Rate Loan is outstanding. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

                  (b)      LIBOR Election.

                           (i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least two (2) Business Days prior to the commencement of the proposed Interest Period (the "LIBOR DEADLINE"). Notice of Administrative Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day. Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Commitment. Anything to the contrary herein notwithstanding, no Special Inventory Advance may be converted or continued as a LIBOR Rate Loan.

                           (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "FUNDING LOSSES").


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

                  Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), MINUS (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Administrative Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this section shall be conclusive absent manifest error.

                           (iii) Borrowers shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

                  (c) PREPAYMENTS. Borrowers may prepay LIBOR Rate Loans at any time; PROVIDED, HOWEVER, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Collections in accordance with SECTION 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b) above.

                  (d)      Special Provisions Applicable to LIBOR Rate.

                           (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Administrative Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Administrative Borrower may, by notice to such affected Lender (y) require such Lender to furnish to


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

                  Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                           (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Administrative Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

                  (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

         2.16 CAPITAL REQUIREMENTS. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error).


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

In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         2.17     JOINT AND SEVERAL LIABILITY OF BORROWERS; RIGHTS OF
CONTRIBUTION.

                  (a) Each of Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

                  (b) Each of Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this SECTION 2.17), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person composing Borrowers without preferences or distinction among them.

                  (c) If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.

                  (d) The Obligations of each Person composing Borrowers under the provisions of this SECTION 2.17 constitute the absolute and unconditional, full recourse Obligations of each Person composing Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                  (e) Except as otherwise expressly provided in this Agreement, each Person composing Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the


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

addition, substitution or release, in whole or in part, of any Person composing Borrowers. Without limiting the generality of the foregoing, each of Borrowers assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this SECTION
2.17 afford grounds for terminating, discharging or relieving any Person composing Borrowers, in whole or in part, from any of its Obligations under this SECTION 2.17, it being the intention of each Person composing Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing Borrowers under this SECTION 2.17 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person composing Borrowers under this
SECTION 2.17 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Borrowers or any Agent or Lender. The joint and several liability of the Persons composing Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Borrowers or any Agent or Lender.

                  (f) Each Person composing Borrowers represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Person composing Borrowers further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Person composing Borrowers hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

                  (g) Each of the Persons composing Borrowers waives all rights and defenses arising out of an election of remedies by the Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Agent's or such Lender's rights of subrogation and reimbursement against such Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

                  (h) Each of the Persons composing Borrowers waives all rights and defenses that such Borrower may have because the Obligations are secured by Real Property. This means, among other things:

                           (i) Agent and Lenders may collect from such Borrower without first foreclosing on any Real or Personal Property Collateral pledged by Borrowers.

                           (ii) If Agent or any Lender forecloses on any Real Property Collateral pledged by Borrowers:

                                    A.       The amount of the Obligations may
                           be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                                    B.       Agent and Lenders may collect from
                           such Borrower even if Agent or Lenders, by foreclosing on the Real Property Collateral, has destroyed any right such Borrower may have to collect from the other Borrowers.

         This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

                  (i) Each Borrower states and acknowledges that: (i) pursuant to this Agreement, Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of the Lender Group and a desire of the Borrowers that each Borrower execute and deliver to the Lender Group this Agreement; and (iv) Borrowers have requested and bargained for the structure and terms of and security for the Advances contemplated by this Agreement.

                  (j) It is the intent of each Borrower that the indebtedness, obligations and liability hereunder of no one of them be subject to challenge on any basis. Accordingly, as of the date hereof, the liability of each Borrower under this SECTION 2.17, together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer is deemed to occur by virtue of this Agreement, calculated in amount sufficient to pay its probable net liabilities on its existing Indebtedness as the same become absolute and matured ("DATED LIABILITIES") is, and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date ("DATED ASSETS"). To this end, each Borrower under this SECTION 2.17 (i) grants to and recognizes in each other Borrower, ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower or, as the case may be, and (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from each other Borrower in the amount, if any by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Borrower under this
SECTION 2.17. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that Borrowers will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this SECTION 2.17 that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of any arbitrary interpretation of its joint and several obligations hereunder.


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

                  (k) The provisions of this section are made for the benefit of the Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing Borrowers as often as occasion therefor may arise and without requirement on the part of any such Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this section shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or Lender upon the insolvency, bankruptcy or reorganization of any of the Persons composing Borrowers, or otherwise, the provisions of this section will forthwith be reinstated in effect, as though such payment had not been made.

                  (l) Each of the Persons composing Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

                  (m) Each of the Persons composing Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Agent, and the Agent shall deliver any such amounts to the Administrative Agent for application to the Obligations in accordance with SECTION 2.4(b).


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

3.       CONDITIONS; TERM OF AGREEMENT.

         3.1 CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT. The effectiveness of this Agreement is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below:

                  (a) the Closing Date shall occur on or before September 28, 2001;

                  (b) Agent shall have received all financing statements required by Agent, duly executed by the applicable Borrowers, and Agent shall have received searches reflecting the filing of all such financing statements;

                  (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                           (i)      the Copyright Security Agreements,

                           (ii) the Stock Pledge Agreements, together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank,

                           (iii)    the Trademark Security Agreements,

                           (iv)     the Intercompany Subordination Agreement,

                           (v) all documentation executed or issued in connection with the establishment by Parent of Leasing, Intangibles, Electronics Partners, Electronics Leasing and Electronics Texas,

                           (vi) all documentation executed or issued in connection with the transfer of assets by Parent to Intangibles described in SECTION 7.3 hereof, and

                           (vii)    the Pledge and Security Agreements.

                  (d) Agent shall have received a certificate from the Secretary of each Borrower attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same;

                  (e) Agent shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

                  (f) Agent shall have received a certificate of status with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

                  (g) Agent shall have received certificates of status with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

                  (h) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by SECTION 6.9, the form and substance of which shall be satisfactory to Agent;

                  (i) Agent shall have received opinions of Borrowers' counsel in form and substance satisfactory to Agent; and

                  (j) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

         3.2      [THIS SECTION IS INTENTIONALLY OMITTED.]

         3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender Group (or any member thereof) to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, any Lender, or any of their Affiliates; and

                  (d)      no Material Adverse Change shall have occurred.

         3.4 CONDITIONS PRECEDENT TO REAL ESTATE ADVANCES. The obligation of the Lender Group to make the initial Real Estate Advance, is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below

                  (a)      Receipt by the Agent of the following:

                           (i) Appraisal of the fair market value of the Thornton Colorado Facility, such appraisal to be in form and substance satisfactory to Agent and prepared by an appraiser satisfactory to Agent.

                           (ii) Mortgage duly executed by Parent, granting Agent, for the benefit of the Lender Group, a first priority Lien in the Thornton Colorado Facility.

                           (iii) Mortgagee title insurance policies (or marked commitments to issue the same) for the Thornton Colorado Facility issued by a title insurance company satisfactory to Agent (each a "MORTGAGE POLICY" and, collectively, the "MORTGAGE POLICIES") in amounts satisfactory to Agent assuring Agent that the Mortgage on the Thornton Colorado Facility are valid and enforceable first priority mortgage Liens on the Thornton Colorado Facility free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance satisfactory to Agent;

                           (iv) a phase-I environmental report on the Thornton Colorado Facility.

                           (v) a real estate survey with respect to each parcel composing the Thornton Colorado Facility.

         (b) The obligation of the Lender Group to continue to make Real Estate Advances is subject to the Agent's determination that the reports, appraisals and surveys furnished pursuant to SUBSECTION (a) hereof are accurate and complete and reflect the current condition and the market value of the property.

         (c) The environmental consultants, appraisers and surveyors retained for such reports, appraisals or surveys, the scope of the reports, appraisals or surveys, and the results thereof shall be acceptable to Agent in the sole discretion of Agent.

         3.5 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrowers, Agent, and the Lenders and shall continue in full force and effect for a term ending on the Maturity Date and automatically shall be renewed for successive one year periods thereafter, unless sooner terminated pursuant to the terms hereof. Either party may terminate this Agreement effective on the Renewal Date or on any one year anniversary of the Renewal Date by giving the other party at least 90 days' prior written notice. The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.6 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrowers of


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

their duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, the Agent's Liens shall automatically terminate and be of no further force and effect, and Agent will, at Borrowers' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

         3.7 EARLY TERMINATION BY BORROWERS. Borrowers have the option, at any time upon 90 days prior written notice by Administrative Borrower to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Commitment in an amount equal to 110% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender), in full, together with the Applicable Prepayment Premium (to be allocated based upon letter agreements between Agent and individual Lenders). If Administrative Borrower has sent a notice of termination pursuant to the provisions of this section, then the Commitments shall terminate and Borrowers shall be obligated to repay the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Commitment in an amount equal to 110% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (iv) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrowers shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon letter agreements between Agent and individual Lenders), measured as of the date of such termination. Anything herein to the contrary notwithstanding, no Applicable Prepayment Premium shall be payable if termination occurs within eighteen (18) months of the Closing Date and in connection with such termination the Obligations are refinanced by WFRF, any Affiliate of WFRF, or any successor thereto.

4.       CREATION OF SECURITY INTEREST.

         4.1 GRANT OF SECURITY INTEREST. Each Borrower hereby grants to Agent, for the benefit of the Lender Group, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. The Agent's Liens in and to the Collateral shall attach to all Collateral without further act on the part of Agent or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrowers have no authority, express or implied, to dispose of any item or portion of the Collateral.

         As to Parent and Fast Trak, the security interests granted by each in the Collateral are given in renewal, extension and modification of the security interests previously granted in the Collateral to Foothill (and assigned by Foothill to WFRP) by Parent and Fast Trak pursuant to the Existing Loan Agreement; such existing security interests granted by Parent and Fast Trak to Foothill (and assigned by Foothill to WFRP) in the Collateral described above are not extinguished hereby; and the making, perfection and priority of such existing security interests in the Collateral described above shall continue in full force and effect.

         4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Agent's security interest is dependent on or enhanced by possession, the applicable Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

         4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time Agent or Agent's designee may (a) notify Account Debtors of Borrowers that the Accounts, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) after the occurrence of a Default, collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by the applicable Borrower.

         4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED; LIEN PERFECTION. At any time upon the request of Agent, Borrowers shall execute and deliver to Agent, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "ADDITIONAL DOCUMENTS") that Agent may reasonably request, in form and substance satisfactory to Agent, to perfect and continue perfected or better perfect the Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Agent in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan

Documents. To the maximum extent permitted by applicable law, each Borrower (a) authorizes Agent to execute any such Additional Documents in the applicable Borrower's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office, and (b) authorizes Agent to file any or all of such Additional Documents pursuant to Code and otherwise without such Borrower's signature. Each Borrower hereby ratifies its authorization for Agent to have filed in any jurisdiction any like Additional Documents if filed prior to the date hereof. The parties agree that a photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. In addition, on such periodic basis as Agent shall require, Borrowers shall (a) provide Agent with a report of all new patentable, copyright table, or trademarkable materials acquired or generated by Borrowers during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrowers that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrowers' ownership thereof, and (c) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

         4.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described SECTION 4.4, sign the name of such Borrower on any of the documents described in SECTION 4.4, (b) at any time that an Event of Default has occurred and is continuing or Agent, in its credit judgment as an asset-based lender, deems itself insecure, sign such Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing or Agent in its credit judgment as an asset based lender deems itself insecure, notify the post office authorities to change the address for delivery of Borrowers' mail to an address designated by Agent, to receive and open all mail addressed to Borrowers, and to retain all mail relating to the Collateral and forward all other mail to Borrowers, (f) at any time that an Event of Default has occurred and is continuing or Agent in its credit judgment as an asset based lender deems itself insecure, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

         4.6 RIGHT TO INSPECT. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

         4.7 CONTROL AGREEMENTS. Each Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under
SECTION 7.19 and, if to another securities intermediary, unless each of the applicable Borrower, Agent, and the substitute securities intermediary have entered into a Control Agreement, if such a Control Agreement is required by Agent. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrowers without the prior written consent of Agent. Upon the occurrence and during the continuance of an Event of Default, Agent may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

5.       REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lender Group to enter into this Agreement, each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

         5.1 NO ENCUMBRANCES. Each Borrower has good and indefeasible title to its Collateral and the Real Property, free and clear of Liens except for Permitted Liens.

         5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of a Borrower's business, unconditionally owed to such Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. Such Borrower has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

         5.3 ELIGIBLE INVENTORY. All Eligible Inventory is of good and merchantable quality, free from defects.

         5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrowers' business and is fit for such purposes.

         5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Agent's prior written consent) and are located only at the locations identified on SCHEDULE 5.16 or otherwise permitted by SECTION 6.10.

         5.6 INVENTORY RECORDS. Each Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

         5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN; ORGANIZATIONAL I.D. NUMBER; NAMES. The chief executive office of each Borrower is located at the address indicated in SCHEDULE 5.7, each Borrower's FEIN is identified in
SCHEDULE 5.7, each Borrower's state of organization, Type of Organization and Organizational I.D. Number is set forth on SCHEDULE 5.7, and the exact legal name of each Borrower is set forth on SCHEDULE 5.7.

         5.8      DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES

                  (a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                  (b) Set forth on SCHEDULE 5.8(b), is a complete and accurate description of the authorized capital Stock of each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on SCHEDULE 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of each Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                  (c) Set forth on SCHEDULE 5.8(c), is a complete and accurate list of each Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, their Type of Organization, their Organizational I.D. Number and their exact legal name; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                  (d) Except as set forth on SCHEDULE 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

         5.9 DUE AUTHORIZATION; NO CONFLICT. (a) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

                  (b) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's interest holders or any approval or consent of any Person under any material contractual obligation of any Borrower.

                  (c) Other than the filing of financing statements, fixture filings, and Mortgages, the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                  (d) As to each Borrower, this Agreement and the other Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e) The Agent's Liens are validly created, and upon filing of appropriate financing statements with respect to Collateral covered by
Article 9 of the Code in appropriate locations and the filing of a mortgage in the appropriate location, will be perfected, and first priority Liens, subject only to Permitted Liens

         5.10 LITIGATION. Other than those matters disclosed on SCHEDULE 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrowers, threatened against Borrowers, or any of their Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), or (b) matters arising after the Closing Date that, if decided adversely to Borrowers, or any of their Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

         5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrowers that have been delivered by Borrowers to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrowers' financial condition as of the date thereof and results of operations for the period then


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ended. There has not been a Material Adverse Change with respect to Borrowers since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

         5.12     FRAUDULENT TRANSFER.

                  (a)      Each Borrower is Solvent.

                  (b) No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrowers.

         5.13     EMPLOYEE BENEFITS.

           None of Parent, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan other than other than those listed on Schedule 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Parent, its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Benefit Plan is subject to any direct or indirect liability with respect to any Benefit Plan under any applicable law, treaty, rule, regulation, or agreement. None of Parent, its Subsidiaries or any ERISA Affiliate is required to provide security to any Benefit Plan under Section 401(a)(29) of the IRC.

         5.14     ENVIRONMENTAL CONDITION. Except as set forth on SCHEDULE 5.14,
(a) to Borrowers' knowledge, none of Borrowers' properties or assets has ever been used by Borrowers or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrowers' knowledge, none of Borrowers' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of Borrowers have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrowers, and (d) none of Borrowers have received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.15 INTELLECTUAL PROPERTY. Each Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as SCHEDULE 5.15 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which each Borrower is the owner or is an exclusive licensee.


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         5.16     LOCATIONS; LEASES

                  (a) The Collateral, and the Books of each Borrower pertaining thereto, are kept and maintained solely at Parent's chief executive office at 321 West 84th Avenue, Suite A, Thornton, Colorado 80260, and at those locations which are listed on SCHEDULE 5.16 annexed hereto, which SCHEDULE includes all service bureaus with which any such records are maintained and the names and addresses of each of each Borrower's landlords. Except (i) to accomplish sales of Inventory in the ordinary course of business or (ii) to utilize such of the Collateral as is removed in the ordinary course of business (such as motor vehicles and laptop computers), no Borrower shall remove any Collateral from said executive office or those locations listed on SCHEDULE 5.16.

                  (b)      No Borrower will:

                           (i) Alter, modify or amend any provisions of any Lease which pertain to any Lien rights of the lessor thereunder or the waiver or compromise of the same without the prior written consent of Agent.

                           (ii) Except after prior written notice to Agent, commit to, or open or close any location at which such Borrower maintains, offers for sale or stores any of the Collateral.

                  (c) Fail to promptly send to Agent copies of any amendments, modifications or alterations to any existing Leases and copies of any newly executed Leases; PROVIDED, HOWEVER, the foregoing shall not limit the obligations of Borrowers under SECTION 5.16(b) above.

                  (d) Except as otherwise agreed by Agent, no tangible personal property of any Borrower is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage or entrustment.

         5.17 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Borrowers in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrowers in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. As of the date on which any Projections are delivered to Agent, such Projections represent Borrowers' good faith best estimate of its future performance for the periods covered thereby.

         5.18 INDEBTEDNESS. Set forth on SCHEDULE 5.18 is a true and complete list of all Indebtedness (other than the Obligations) of each Borrower outstanding immediately prior to the


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Closing Date that is to remain outstanding after the Closing Date and such
Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

6.       AFFIRMATIVE COVENANTS.

         Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers shall and shall cause each of their respective Subsidiaries to do all of the following:

         6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Borrowers also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

         6.2 COLLATERAL REPORTING. Provide Agent (and if so requested by Agent, with copies for each Lender) with the following documents at the following times in form satisfactory to Agent:

                  (a) WEEKLY REPORTS. Weekly, not later than Wednesday for the immediately preceding fiscal week:

                           (i) a Borrowing Base Certificate (in the form of EXHIBIT B-1 annexed hereto, (as such form may be revised from time to time by Agent). Such Certificate may be sent to Agent by facsimile or e-mail transmission, provided that the original thereof is forwarded to Agent on the date of such transmission. No adjustments to the Borrowing Base Certificate may be made without support documentation and such other documentation as may be requested by Agent from time to time.

                           (ii) sales audit report to include daily sales report with a month to date sales by store and geographic region.

                           (iii) collateral activity summary ("ROLL FORWARD INVENTORY REPORT"), to include, without limitation, Borrowers' report number 30 or a future report equivalent thereto.

                  (b) MONTHLY REPORTS. Monthly, Borrowers shall provide Agent with original counterparts of (each in such form as Agent from time to time may specify):

                           (i) Within fifteen (15) days of the end of the previous month:

                                    A.       stock ledger (extract) inventory
                           report by department, to include each Borrower's, as applicable, report number 30 or a future report equivalent thereto.


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                                    B.       stock ledger (extract) inventory
                           report by store, to include each Borrower's, as applicable, report number 3 or a future report equivalent thereto.

                                    C.       upon request, open to buy report.

                                    D.       month end daily sales report which
                           includes comparable same store information.

                                    E.       purchases and accounts payable
                           aging report.

                           (ii) Within thirty (30) days of the end of the previous month:

                                    A.       Statement of gross margin in a
                           format satisfactory to Agent.

                                    B.       stock ledger inventory report
                           reconciliation to availability and to general ledger in a format satisfactory to Agent.

         In addition, each Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

         6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, with copies to each Lender:

                  (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Parent's fiscal years,

                           (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

                           (ii)     an inventory certificate, and

                           (iii) a certificate signed by the chief financial officer of Parent to the effect that:

                                    A.       the financial statements delivered
                           hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the consolidated financial condition of Parent and its Subsidiaries,

                                    B.       the representations and warranties
                           of Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made


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

                           on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

                                    C.       there does not exist any condition
                           or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto),

                                    D.       all rent and additional rent due
                           pursuant to any store lease have or have not been paid (and if not paid, broken down by store location); PROVIDED, HOWEVER, that Borrowers need not report unpaid additional rent based on year end adjustments for common area expenses to the extent such additional rent is disputed by such Borrower, and

                                    E.       premiums for insurance required
                           under SECTION 6.9 hereof have or have not been paid.

                           (iv) for each month that is the date on which a financial covenant in SECTION 7.21 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in SECTION 7.21, and

                  (b) as soon as available, but in any event within 90 days after the end of each of Parent's fiscal years,

                           (i) financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                           (ii) a certificate of such accountants addressed to Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under SECTION 7.21,

                  (c) as soon as available, but in any event within 30 days after the start of each of Parent's fiscal years, copies of Borrowers' Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer's good faith best estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby,

                  (d)      if and when filed by any Borrower,


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

                           (i) 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                           (ii) any other filings made by any Borrower with the SEC,

                           (iii) copies of Borrowers' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                           (iv) any other information that is provided by Parent to its shareholders generally,

                  (e) if and when filed by any Borrower and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) any Borrower conducts business or is required to pay any such excise tax, (ii) where any Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of any Borrower, or (iii) where any Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

                  (f) At such times and with such frequency as is requested by Agent, such information and documentation as is determined by Agent to be appropriate based upon Agent's review and analysis of the Accounts and the information and documentation from time to time available to Agent,

                  (g) as soon as a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto,

                  (h) upon the request of Agent, any other report reasonably requested relating to the financial condition of Borrowers, and

                  (i) cause any guarantor of any of the Obligations to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Agent and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

         In addition to the financial statements referred to above, Borrowers agree to deliver financial statements prepared on both a consolidated and consolidating basis and that no Borrower, or any Subsidiary of a Borrower, will have a fiscal year different from that of Parent. Borrowers agree that their independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Borrowers that Agent reasonably may request. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information. Agent hereby agrees to use its best efforts to give


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such Borrower at least simultaneous notice that Agent is so contacting directly any such accounting firm or service bureau.

         6.4 RETURN. Cause returns and allowances as between Borrowers and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of the applicable Borrower, as they exist at the time of the execution and delivery of this Agreement, unless changed with consent of Agent. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Borrower, the applicable Borrower promptly shall determine the reason for such return and, if the applicable Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Borrower, the applicable Borrower promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

         6.5 MAINTENANCE OF PROPERTIES; TITLE TO EQUIPMENT. Maintain and preserve all of its properties that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the material provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder, involving property with a value of over $100,000.

         6.6 TITLE TO EQUIPMENT. Upon Agent's request, each Borrower immediately shall deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment of such Borrower.

         6.7 MAINTENANCE OF EQUIPMENT. Maintain the Equipment which is necessary or useful in the conduct of Borrower's business in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrowers shall use their best efforts not to permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

         6.8 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrowers or any of their assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrowers shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, unless the subject of a Permitted Protest, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrowers will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that the applicable


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Borrower has made such payments or deposits. Borrowers shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which any Borrower is required to pay any such excise tax.

         6.9      INSURANCE.

                  (a) At Borrowers' expense, maintain insurance respecting its property and assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrowers also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                  (b) All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. All hazard insurance and such other insurance as Agent shall specify shall contain a mortgagee endorsement or an equivalent satisfactory to Agent showing Agent as sole loss payee thereof. Every policy of insurance referred to in this SECTION 6.9 shall contain an agreement by the insurer that it will not cancel such policy for any reason (other than non-payment of premium) except after 30 days prior written notice to Agent (and in the case of cancellation because of non-payment of premium except after 10 days prior written notice to Agent) and that any loss payable thereunder shall be payable notwithstanding any act or negligence of any Borrower and any member of the Lender Group which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Administrative Borrower shall deliver to Agent certified copies of such insurance and delivery of the payment of all premiums therefor. Original policies or certificates thereof satisfactory to Agent evidencing such insurance shall be delivered to Agent at least 30 days prior to the expiration of the existing or preceding policies.

                  (c) Administrative Borrower shall give Agent prompt notice of any loss covered by such insurance in excess of $250,000. Agent shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $250,000, without any liability to Borrowers whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations or shall be disbursed to Administrative Borrower under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Agent shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Agent shall determine. Notwithstanding the preceding provisions of this SECTION 6.9(c), in any situation involving a loss under an insurance policy where each of the following statements is true and accurate, Borrowers shall have the exclusive right to adjust the loss payable under the insurance policy and to determine whether the insurance proceeds shall be applied to the Obligations or applied to the cost of repairs, replacements or restorations: (i) no Event of Default exists under the Agreement or is caused by such loss, and (ii) giving effect to such loss, Borrowers shall have not less than $3,000,000 of Excess Availability.

                  (d) Borrowers shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this SECTION 6.9, unless Agent is included thereon as named insured with the loss payable to Agent under a standard mortgagee endorsement or its equivalent. Administrative Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

         6.10     LOCATION OF INVENTORY AND EQUIPMENT

           Keep the Inventory and Equipment only at the locations identified on
Schedule 5.16; provided, however, that Administrative Borrower may amend
Schedule 5.16 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens on such assets and also provides to Agent a Collateral Access Agreement.

         6.11 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

         6.12 LEASES. Pay when due all rents and other amounts payable under any leases to which any Borrower is a party or by which any Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent Borrowers fail timely to make payment of such rent and other amounts payable when due under its leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

         6.13 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrowers' obtaining financing from the Lender Group under this Agreement. Borrowers agree and acknowledge that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrowers, and each Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Borrowers' obtaining financing from the Lender Group under this Agreement.


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

         6.14 EXISTENCE. At all times preserve and keep in full force and effect each Borrower's valid existence and good standing and any rights and franchises material to Borrowers' businesses.

         6.15 ENVIRONMENTAL. (a) Keep any property either owned or operated by any Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by any Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Agent with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Borrower, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.


         6.16 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

         6.17     INVENTORIES, APPRAISALS, AND AUDITS.

                  (a) Agent, at the expense of Borrowers, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of any Borrower.

                  (b) Upon Agent's request from time to time, Borrowers shall obtain, or shall permit Agent to obtain financial or SKU based physical counts and/or inventories of the Collateral, conducted by such inventory takers as are satisfactory to Agent and following such methodology as may be required by Agent, each of which physical counts and/or financial or SKU based inventories shall be observed by Borrower's accountants; provided, however, that as long as there has not occurred an Event of Default, Agent will not require full on-site appraisal, more than once per calendar year (but may in addition require "desktop" appraisals up to once per calendar quarter). Notwithstanding the foregoing, Agent hereby agrees that the methodology in place on the Closing Date used by Borrowers to conduct SKU based physical counts and inventories of Collateral (as to what Persons take inventory, when Borrower's accountants observe such counts and inventories, etc.) are acceptable; PROVIDED, HOWEVER, changes in such methodology may be required by Agent after the occurrence of an Event of Default. For each


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

fiscal year in which this Agreement is in effect, Borrower shall perform (at their expense) one (1) full physical inventory as of fiscal year end for all locations. Agent may require mid-year physical counts during any fiscal year of Parent (at Borrower's expense) if any physical inventory conducted in the prior year reveals shrinkage equal to or greater than five percent (5.00%) of retail sales. Agent shall have the right to increase Reserves Against Availability based on any variance revealed by any physical inventory counts. The results of such mid-year counts shall be provided to Agent within ten (10) Business Days of completion of the count. The draft or unaudited results of such required mid-year inventories or counts shall be furnished to Agent within five (5) Business Days of the taking of such inventories or counts.

                  (c) Agent from time to time may request the results of "mystery shopping" (so-called) visits to all or any of any Borrower's business premises as conducted by or on behalf of Borrower.

                  (d) Provided that the Thornton Colorado Facility is a component of the Borrowing Base, Borrowers shall obtain and deliver to Agent, at Borrowers' expense, once every calendar year, appraisal reports in form and substance and from appraisers satisfactory to Agent, stating the then current fair market value of the Thornton Colorado Facility. Borrowers hereby agree and acknowledge that the $25,000 cap on appraisal fees specified in SECTION 2.13(e) hereof shall not cover or apply to the appraisals required by this SECTION 6.17(d).

         6.18 ELECTRONIC REPORTING. At Agent's option all information and reports required to be submitted to Agent by Borrower shall be transmitted electronically pursuant to an electronic transmitting reporting system and shall be in a record layout format designated by Agent from time to time. Employee Benefits.

                  (a) Promptly, and in any event within ten (10) Business Days after Parent or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Parent describing such ERISA Event and any action that is being taking with respect thereto by Parent, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Parent or such Subsidiary, as applicable, shall (i) be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within three (3) Business Days after the filing thereof with the IRS, deliver, or cause to be delivered, to Agent a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Parent, any of its Subsidiaries or, to the knowledge of Parent, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within three (3) Business Days after receipt by Parent, any of its Subsidiaries or, to the knowledge of Parent, any ERISA Affiliate, of notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, deliver, or cause to be delivered, to Agent copies of each such notice.

                  (b) Cause to be delivered to Agent, upon Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Parent or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by any Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to any Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Parent or its Subsidiaries under any Retiree Health Plan.

         6.19 LANDLORD WAIVERS AND CONSENTS. Use its best efforts (i) to promptly obtain and deliver to Agent within ninety (90) days following the opening of a new store location for a Borrower, a consent, waiver and subordination (satisfactory to Agent) by the landlord for such location of such Borrower, and (ii) within ninety (90) days following the Closing Date, a consent, waiver and subordination (satisfactory to Agent) by the landlord for existing locations of Borrowers for which such a consent, waiver and subordination has not previously been obtained (except for the County Line Store and Colorado Boulevard Store).

         6.20 MATERIAL INVENTORY SUPPLIER. Promptly after entering into any agreement with any Material Inventory Supplier or any amendment to any agreement with any Material Inventory Supplier, provide Agent with a copy of such agreement or amendment (other than oral agreements and amendments).

         6.21 NO SETOFF OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of Borrowers without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state or federal taxes.

7.  NEGATIVE COVENANTS.

         Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers will not and will not permit any of their respective Subsidiaries to do any of the following:

         7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

                  (b)      Indebtedness set forth on SCHEDULE 5.18;

                  (c)      Indebtedness secured by Permitted Liens;


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

                  (d)      Manufacturer Payables; and

                  (e) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this SECTION 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers' creditworthiness, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing, renewal, or extension Indebtedness must be include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness; and

                  (f) Indebtedness secured solely by a Lien against the portion the Thornton Colorado Facility consisting of real property and improvements upon the real property; PROVIDED, HOWEVER, (i) that immediately upon the incurrence of such Indebtedness, the Real Estate Advance Amount shall be immediately and permanently reduced to $0.00, and (ii) the incurrence of such Indebtedness will be permitted only if each of the following conditions are satisfied: (A) the proceeds of such Indebtedness are immediately applied to the Obligations, (B) no Event of Default exists at the time of the incurrence of such Indebtedness or will result as a result of the incurrence of such Indebtedness, and (C) no Overadvance will be created by the permanent reduction at such time of the Real Estate Advance Amount to $0.00.

         7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under SECTION 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

         7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets, other than a liquidation or dissolution of any of Parent's Subsidiaries or a transfer or dissolution of all or any substantial part of the property or assets of any of Parent's Subsidiaries, in which Parent becomes the owner of such property or assets. Notwithstanding the foregoing, Agent and Lenders hereby consent to the transfer by Parent to Intangibles of the assets of Parent described on Schedule 7.3, provided (i) that each such transfer is expressly made subject to the existing Agent's Lien in such assets, and (ii) all documentation executed or otherwise issued in


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

each such transfer is in form and substance satisfactory to Agent, and copies of all such documentation are delivered to Agent.

         7.4 DISPOSAL OF ASSETS. Convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any Borrower other than
(a) sales of Inventory to buyers in the ordinary course of such Borrower's business as currently conducted and (b) (i) licenses of property by Intangibles to Parent and to Electronics Texas, (ii) leases of property by Leasing to Parent, and (iii) leases of property by Electronics Leasing to Electronics Texas (as long as such licenses and leases comply with SECTION 7.14 hereof); PROVIDED, HOWEVER, that as long as no Default or Event of Default has occurred or would result therefrom, Borrowers may dispose of furniture and fixtures in an aggregate for all Borrowers which does not exceed a net book value of $500,000 during any fiscal year of Borrowers. Notwithstanding the foregoing, a transaction permitted pursuant to SECTION 7.3 hereof shall also be a transaction permitted by this SECTION 7.4.

         7.5 CHANGE NAME. Change any Borrower's name, FEIN, corporate structure or identity, or add any new fictitious name.

         7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrowers or which are transmitted or turned over to Agent or guaranties of obligations of employees in an amount not to exceed for all Borrowers $400,000 in the aggregate at any time outstanding or guaranties by Parent of goods purchased by a Subsidiary of Parent in the ordinary course of business of such Subsidiary .

         7.7 NATURE OF BUSINESS. Make any change in the principal nature of Borrowers' business.

         7.8      PREPAYMENTS AND AMENDMENTS.

                  (a)      Except in connection with a refinancing permitted by
SECTION 7.1(e), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower, other than the Obligations in accordance with this Agreement, and

                  (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under SECTIONS 7.1(b), (c), or (e).

         7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

         7.10 CONSIGNMENTS. Consign any Inventory (except that all Borrowers in the aggregate may be a consignee of up to $200,000 of Inventory at any particular time) or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

         7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any

Borrower's Stock, of any class, whether now or hereafter outstanding; provided, however, that (i) as long as no Default or Event of Default has occurred or would result therefrom and, after giving effect thereto, Borrowers would have Availability of not less than $5,000,000, Parent may repurchase its outstanding capital stock from Persons that are not Affiliates, directors or officers of Parent pursuant to Parent's stock buy-back program, provided that the aggregate amount of such repurchase and redemption by Parent shall not exceed $1,500,000 during any fiscal year of Parent, and (ii) any subsidiary of Parent may make distributions and declare and pay dividends to Parent.

         7.12 ACCOUNTING METHODS. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrowers' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrowers' financial condition. Borrowers waive the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information. Agent hereby agrees to use its best efforts to give Borrowers at least simultaneous notice that Agent is so contacting directly any such accounting firm or services bureau.

         7.13 INVESTMENTS. Directly or indirectly, make or acquire or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions or transfers of property to a Person (except that Parent may make advances to the other Borrowers provided that such advances are short-term in nature, are reflected as inter-company advances on the records of Parent and such Borrower, and are made and repaid in the ordinary course of business of Parent and such Borrower, and except that so long as no Default or Event of Default has occurred or would result therefrom, Borrowers may make loans and advances to Persons provided that the aggregate outstanding principal amount of all such advances and loans may not at any time exceed $250,000), or (c) the acquisition of all or substantially all of the properties or assets of a Person. Notwithstanding the foregoing, a transaction permitted pursuant to SECTION 7.3 hereof shall also be a transaction permitted by this SECTION 7.13. Agent and Lenders hereby consent to the establishment by Parent of Leasing, Intangibles, Electronics Partners, Electronics Leasing, and Electronics Texas, provided that (i) the initial capital contribution into each of such Subsidiaries has been disclosed to and approved by Agent, and (ii) Agent shall have received copies of all documentation executed and certificates issued in connection with each such establishment and all such documentation and certificates shall be in form and substance satisfactory to Agent.

         7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction between any Borrower with another Borrower or between any Borrower with any other Affiliate of such Borrower except for transactions that are in the ordinary course of such Borrowers' business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to such Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

         7.15 SUSPENSION. Except as permitted by SECTION 7.3 hereof, suspend or go out of a substantial portion of its business.

         7.16     [INTENTIONALLY OMITTED]

         7.17 USE OF PROCEEDS. Use the proceeds of the Advances for any purpose inconsistent with the terms and conditions hereof, or for purposes not permitted hereunder or for unlawful purposes.

         7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without Administrative Borrower providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

         7.19 SECURITIES ACCOUNTS. If Agent has notified Administrative Borrower that a Control Agreement will thereafter be required for any Securities Account, establish or maintain any Securities Account unless Agent shall have received a Control Agreement in respect of such Securities Account. Borrowers agree to not transfer assets out of any Securities Account; PROVIDED, HOWEVER, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrowers may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

         7.20 NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

                  (a) engage in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                  (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                  (c) fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (d) terminate any Benefit Plan where such event would result in any liability of Parent, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                  (e) fail to make any required contribution or payment to any Multiemployer Plan;

                  (f) fail to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

                  (g) amend a Plan resulting in an increase in current liability for the plan year such that either of any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                  (h) withdraw from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA; which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrowers, any of their Subsidiaries or any ERISA Affiliate in excess of $100,000.

         7.21 FINANCIAL COVENANTS. Borrowers on a consolidated basis shall observe and comply with each of the following:

                  (a) GROSS MARGIN. Tested monthly, Gross Margin Percentage, measured on a rolling three-month basis, shall not vary negatively from the Business Plan by more than three (3%) percentage points and on a rolling twelve-month basis, measured monthly, the Gross Margin Percentage shall not be less than twenty-six percent (26%).

                  (b) INVENTORY LEVELS. Borrowers shall not permit end of the month inventory at cost, as measured on a rolling three (3) month basis, to be below a level of at least ninety percent (90%) of the Business Plan or to be above a level of more than one hundred twenty percent (120%) of the Business Plan, provided that for purposes of computing the amount of Inventory for this paragraph Inventory shall be exclusive of any "opportunistic buys" (which are those purchases deemed extraordinary given trade terms granted which are different than those typically offered to Borrowers which such exclusion is subject to Agent's sole satisfaction upon receipt of supporting documentation).

                  (c) TANGIBLE NET WORTH. Borrowers shall not permit, as of the last day of each month indicated below, their consolidated Tangible Net Worth to be less than the amount shown below:

                         DATE                        AMOUNT
         a)       October 31, 2001          a)       $100,000,000

         b)       January 31, 2002          b)       $104,000,000

         c)       April 30, 2002,           c)       $100,000,000
                  July 31, 2002,
                  October 31, 2002


                                      78


         d)       January 31, 2003,         d)       $104,000,000
                  April 30, 2003,
                  July 31, 2003,
                  October 31, 2003

         e)       January 31, 2004 and      e)       $108,000,000
                  the last day of each
                  thereafter occurring
                  April, July, October
                  and January


         7.22 CAPITAL EXPENDITURES. Make capital expenditures in any period set forth below in excess of the corresponding aggregate amount set forth below (exclusive of capitalized leased financing incurred for financing the acquisition of real estate in conjunction with the opening of a new store located on such real estate):


                        PERIOD                          AMOUNT

     a)  February 1, 2001 through January 31, 2002      a)  $45,000,000

     b)  February 1, 2002 through  January 31, 2003     b)  the sum of  (i) $40,000,000
                                                            PLUS (ii) the lesser of (A)
                                                            $15,000,000 or (B) the net
                                                            proceeds received by Borrowers
                                                            during the period beginning
                                                            February 1, 2002 and continuing
                                                            through January 31, 2003 from
                                                            the issuance of additional
                                                            Stock by Borrowers


      c) February 1, 2003 through January 31, 2004       c)  the sum of (i)
                                                         $25,000,000 PLUS (ii)
                                                         the lesser of (A)
                                                         $15,000,000 or (B) the
                                                         net proceeds received
                                                         by Borrowers during the
                                                         period beginning
                                                         February 1, 2003 and
                                                         continuing through
                                                         January 31, 2004 from
                                                         the issuance of
                                                         additional Stock by
                                                         Borrowers

         d) February 1, 2004 through January 31, 2005    d)  $25,000,000

8.       EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an event of default (each, an "EVENT OF DEFAULT") under this Agreement:

         8.1 If Borrowers fail to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest [including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts], fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

         8.2 (a) If any Borrower neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in SECTION 6.2 (Collateral and Financial Reporting), Section 6.4 (Tax Returns), SECTION 6.7 (Title to Equipment), the portion of SECTION 6.9 (Taxes) as pertains to state franchise taxes, SECTION 6.12 (Location of Inventory and Equipment), SECTION
6.13 (Compliance with Laws), SECTION 6.14 (Employee Benefits), or SECTION 6.15 (Leases) of this Agreement and such failure continues for a period of five (5) Business Days; (ii) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in SECTION 6.1 (Accounting System), SECTION 6.6 (Returns), SECTION 6.8 (Maintenance of Equipment), SECTION 6.17 (Material Inventory Supplier) of this Agreement and such failure continues for a period of 15 Business Days; or (iii) If Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents); in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this SECTION 8, in which event such other provision of this SECTION 8 shall govern); provided that, during any period of time that any such failure or neglect of Borrower referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, each member of the Lender Group shall be relieved of its obligation to extend credit hereunder;

         8.3      If there is a Material Adverse Change;

         8.4 If any material portion of any Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

         8.5 If an Insolvency Proceeding is commenced by any Borrower or any of its Subsidiaries;

         8.6 If an Insolvency Proceeding is commenced against any Borrower, or any of its Subsidiaries, and any of the following events occur: (a) the applicable Borrower or the Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligation to extend credit hereunder,
(d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

         8.7 If any Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.8 (i) If a notice of Lien, levy, or assessment is filed of record with respect to any Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency, or instrumentality thereof, and the Lien, levy or assessment is not fully released or discharged within ten (10) days of the date of such filing, or (ii) if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Borrower's or any of its Subsidiaries' assets and the same is not paid on the payment date thereof, unless the same is the subject of a Permitted Protest;

         8.9 (i) If one or more notice of Lien, levy, or assessment with respect to taxes or debts owing is filed of record with respect to any Borrower's properties or assets by any state, county, municipal or other non-federal governmental agency, and the Lien, levy, or assessment is not (A) fully released, discharged or bonded against before the earlier of 30 days of the date that it first arises or 5 days of the date when such property or asset is subject to being forfeited, or (B) the subject of a Permitted Protest, or
(ii) if any taxes or debts owing at any time hereafter to any one or more of any state, county, municipal or other non-federal governmental agency becomes a Lien, whether choate or otherwise, upon any Borrower's properties or assets and the Lien is not fully (A) fully released, discharged or bonded against before the due date of such tax or debt or five (5) days of the date when such property or asset is subject to being forfeited or (B) the subject of a Permitted Protest;

         8.10 If a judgment or other claim, in excess of $250,000 individually or in the aggregate for all such judgments or other claims becomes a Lien or encumbrance upon any material portion of any Borrower's or any of its Subsidiaries' properties or assets;

         8.11 If any Borrower shall fail to pay when due the principal or interest on any Indebtedness of such Borrower in excess of $250,000 individually or in the aggregate of all such Indebtedness, or a default by a Borrower in the observance or performance of any term, covenant or agreement of such Borrower in any agreement relating to any indebtedness of such Borrower in excess of $250,000 individually or in the aggregate, and the passage of any grace period with respect thereto, the effect of which default in either case is to permit the holder of such Indebtedness, irrespective of whether exercised, to accelerate the maturity of the applicable Borrower's or its Subsidiaries' obligations thereunder;

         8.12 If there is a default in any material agreement to which Parent is a party (or to which any Subsidiary or Parent is a party if such agreement is material to Borrowers considered as a whole) with one or more third persons (other than as described in SECTION 8.11) and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of the applicable Borrower's or its Subsidiaries' obligations thereunder;


         8.13 If any Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.14 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Lender Group by any Borrower, its Subsidiaries, or any officer, employee, agent, or director of any Borrower or any of its Subsidiaries, or any such warranty, representation, statement or Record is withdrawn;

         8.15 If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding;

         8.16 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except with respect to Permitted Liens and to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

         8.17 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower, or a proceeding shall be commenced by any Borrower, or by any Governmental Authority having


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jurisdiction over any Borrower, seeking to establish the invalidity or unenforceability thereof, or any Borrower shall deny that any Borrower has any liability or obligation purported to be created under any Loan Document.

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES.

         9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by
Borrowers:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Load Documents, or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

                  (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit the Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                  (e) Cause Borrowers to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other assets of Borrowers or in Borrowers' possession and conspicuously label said returned Inventory as the property of the Lender Group;

                  (f) Without notice to or demand upon any Borrower, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Each Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith and to charge Borrowers' Loan Account therefor. With respect to any of Borrowers' owned or leased premises, each Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;


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                  (g)      Without notice to any Borrower (such notice being
expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by the Lender Group (including any amounts received in the Concentration Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of any Borrower held by the Lender Group;

                  (h) Hold, as cash collateral, any and all balances and deposits of any Borrower held by the Lender Group, and any amounts received in the Concentration Accounts, to secure the full and final repayment of all of the Obligations;

                  (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Each Borrower hereby grants to Agent a license or other right to use, without charge, such Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                  (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                  (k) Agent shall give notice of the disposition of the Personal Property Collateral as follows:

                           (i) Agent shall give Administrative Borrower (for the benefit of the applicable Borrower) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, the time on or after which the private sale or other disposition is to be made; and

                           (ii) The notice shall be personally delivered or mailed, postage prepaid, to Administrative Borrower as provided in SECTION 12, at least 5 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                  (l) Agent, on behalf of the Lender Group may credit bid and purchase at any public sale;

                  (m) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted


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by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

                  (n) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

                  (o) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Administrative Borrower (for the benefit of the applicable Borrower).

         9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

         9.3 LICENSE. Effective upon the occurrence of an Event of Default, each Borower hereby grants to Agent a royalty free non-exclusive license to use, apply and affix any trademark, tradename, logo or the like in which any Borrower now or hereafter has rights, such license being with respect to Agent's exercise of the rights hereunder, including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

10.      TAXES AND EXPENSES.

         If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent to the extent Agent determines that such failure by Borrowers could result in a Material Adverse Change, in its sole discretion and without prior notice to any Borrower, may do any or all of the following: (a) make payment of the same or any part thereof,
(b) set up such reserves in Borrowers' Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with SECTION 6.9 hereof, obtain and maintain insurance policies of the type described in SECTION 6.9 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.


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11.      WAIVERS; INDEMNIFICATION.

         11.1 DEMAND; PROTEST; ETC. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any such Borrower may in any way be liable.

         11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. Each Borrower hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under the Code, Agent shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause,
(iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

         11.3 INDEMNIFICATION. Each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this SECTION
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.


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12.      NOTICES.

         Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of Administrative Borrower or to Agent, as the case may be, at its address set forth below:

                  IF TO BORROWERS:          Ultimate Electronics, Inc.
                                            321 West 84th Avenue, Suite A
                                            Thornton, Colorado  80260
                                            Attn:  Chief Financial Officer
                                            Fax No. (303) 412-2502

                  WITH COPIES TO:           Davis, Graham & Stubbs LLP
                                            1550 17th Street, Suite 500
                                            Denver, Colorado 80202
                                            Attn:  Alison C. Conover, Esq.
                                            Fax No. (303) 892-7400

                  IF TO AGENT:              Wells Fargo Retail Finance LLC
                                            One Boston Place, 18th Floor
                                            Boston, Massachusetts  02108
                                            Attn: President
                                            Fax No. (617) 523-4027

                  WITH COPIES TO:           Patton Boggs LLP
                                            2001 Ross Avenue, Suite 3000
                                            Dallas, Texas 75201
                                            Attn:  Kenneth M. Vesledahl, Esq.
                                            Fax No. (214) 758-1550

         Agent and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this SECTION 12, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.


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13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                  (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

         BORROWERS AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         14.1     ASSIGNMENTS AND PARTICIPATIONS

                  (a) Any Lender may, with the written consent of Agent (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee), assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other


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rights and obligations of such Lender hereunder and under the other Loan
Documents, in a minimum amount of $5,000,000; provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance in form and substance satisfactory to Agent, and
(iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

                  (b) From and after the date that Agent notifies the assignor Lender (with a copy to Administrative Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to SECTION 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrowers and the Assignee.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as


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are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender PRO TANTO.

                  (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "PARTICIPANT") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "ORIGINATING LENDER") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); PROVIDED, HOWEVER, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent,


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Borrowers, the Collections, the Collateral, or otherwise in respect of the
Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

                  (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business.

                  (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security iterest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that Borrowers may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void AB INITIO. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to SECTION 14.1 hereof and, except as expressly required pursuant to SECTION 14.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

15.      AMENDMENTS; WAIVERS.

         15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Administrative Borrower (on behalf of all Borrowers) and acknowledged by Agent, do any of the following:

                  (a)      increase or extend any Commitment of any Lender,

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

                  (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,


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                  (d)      change the percentage of the Commitments that is
required to take any action hereunder,

                  (e) amend this section or any provision of the Agreement providing for consent or other action by all Lenders,

                  (f)      release Collateral other than as permitted by SECTION
16.12,

                  (g)      change the definition of "Required Lenders",

                  (h)      contractually subordinate any of the Agent's Liens,

                  (i) release any Borrower from any obligation for the payment of money, or

                  (j) change the definition of Borrowing Base or the definitions of Eligible Accounts, Eligible Inventory, or Maximum Amount; or

                  (k)      amend any of the provisions of SECTION 16.

and, PROVIDED FURTHER, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers.

         15.2 REPLACEMENT OF HOLDOUT LENDER If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("HOLDOUT LENDER") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "REPLACEMENT LENDER"), and the Holdout Lender shall have not right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

         Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance


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with the terms of SECTION 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

         15.3 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16.      AGENT; THE LENDER GROUP.

         16.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints WFRF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this SECTION 16. The provisions of this SECTION 16 are solely for the benefit of Agent, and the Lenders, and Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that WFRF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of


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claim, notices and other written agreements with respect to the Loan
Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management accounts as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

         16.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         16.3     LIABILITY OF AGENT. None of the Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrowers or the books or records or properties of any of Borrowers' Subsidiaries or Affiliates.

         16.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting,


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or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         16.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to
SECTION 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with
SECTION 9; PROVIDED, HOWEVER, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         16.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

         16.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and


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fulfillment of its functions, powers, and obligations pursuant to the Loan
Documents, including court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

         16.8 AGENT IN INDIVIDUAL CAPACITY. WFRF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though WFRF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFRF or its Affiliates may receive information regarding Borrowers or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include WFRF in its individual capacity.

         16.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor


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Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

         16.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrowers and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of the Agent.

         16.11 WITHHOLDING TAXES. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Administrative Borrower:

                  (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (a) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the IRC), or
         (III) a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC, and (B) a properly completed IRS Form W-8BEN,


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         before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative
         Borrower;

                  (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                  (iii)    if such Lender claims that interest paid under this

         Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                  (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

         (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

         (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

         (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under


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this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

         (e) All payments made by Borrowers hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "TAXES"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this SECTION 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; PROVIDED, HOWEVER, that Borrowers shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this SECTION 16.11, or
(ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Borrowers will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers.

         16.12    COLLATERAL MATTERS.

                  (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under SECTION 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry),
(iii) constituting property in which no Borrower owned any interest at the time the security interest was granted or at any time thereafter, or (iv) constituting property leased to a Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Administrative Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on


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particular types or items of Collateral pursuant to this SECTION 16.12;
PROVIDED, HOWEVER, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrowers or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

         16.13    RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

                  (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrowers or any deposit accounts of Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                  (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the


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Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         16.14 AGENCY FOR PERFECTION. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

         16.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

         16.16 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         16.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By becoming a party to this Agreement, each Lender:

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "REPORT" and collectively, "REPORTS") prepared by Agent, and Agent shall so furnish each Lender with such Reports,

                  (b)      expressly agrees and acknowledges that Agent does not
(i) make any representation or warranty as to the accuracy of any Report, and
(ii) shall not be liable for any information contained in any Report,

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon the Books, as well as on representations of Borrowers' personnel,


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                  (d)      agrees to keep all Reports and other material,
non-public information regarding Borrowers and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrowers that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any BONA FIDE potential or actual Assignee or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or Participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; PROVIDED, HOWEVER, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Administrative Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof, and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrowers to Agent that has not been contemporaneously provided by Borrowers to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Administrative Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Administrative Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

         16.18 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of

Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in
SECTION 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

         16.19 LEGAL REPRESENTATION OF AGENT. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Patton Boggs LLP ("PATTON BOGGS") only has represented and only shall represent WFRF in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Patton Boggs does not represent it in connection with any such matters.

         16.20 CONFIDENTIALITY. Except as otherwise provided in this Agreement, Agent shall not disclose any confidential information to any Person without the consent of Borrower, other than (a) to Agent's Affiliates and its officers, directors, employees, agents and advisors and to actual or prospective assignees and participants, and then only on a confidential basis; (b) as required by any law, rule or regulation or judicial process; and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking. If Agent is required by any law, rule or regulation or judicial process to disclose any confidential information, Agent will promptly give notice to Borrower so that Borrower may seek a protective order or other appropriate remedy. If Borrower shall not obtain such protective order or other remedy, Agent will endeavor to furnish only that portion of the confidential information which Agent reasonably believes to be legally required.

17.  GENERAL PROVISIONS.

         17.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrowers, Agent, and each Lender whose signature is provided for on the signature pages hereof.

         17.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

         17.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

         17.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         17.5 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing in accordance with SECTION 15.1.

         17.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document MUTATIS MUTANDIS.

         17.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Borrower or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "VOIDABLE TRANSFER"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         17.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

         17.9 PARENT AS AGENT FOR BORROWERS. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the "ADMINISTRATIVE BORROWER") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) the Lender Group's relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this SECTION 17.9 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

         17.10 AMENDMENT AND RESTATEMENT. This Agreement and the financing commitments set forth herein constitute an amendment, modification and restatement, but not an extinguishment or novation, of the Existing Loan Agreement and the financing commitments set forth therein. This Agreement and the Loan Documents are not intended as, and shall not be construed as, a release, impairment or novation of the indebtedness, liabilities and obligations of the Borrowers under the Existing Loan Agreement and the other documents contemplated thereby or the liens and security interests granted therein, all of which liens and security interests are hereby modified and affirmed. With respect to matters relating to the period of this Agreement prior to the date hereof, all of the provisions of the Existing Loan Agreement are hereby ratified and confirmed, and shall remain in full force and effect. The Existing Loan Agreement, as modified by the provisions of this Agreement, shall be construed as one agreement.


                           [SIGNATURE PAGE TO FOLLOW.]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                        ULTIMATE ELECTRONICS, INC.,
                        a Delaware corporation


                        By:  /s/ Alan E. Kessock
                             ------------------------------------------
                             Alan E. Kessock, Senior Vice President



                        ULTIMATE INTANGIBLES CORP.,
                        a Colorado corporation


                        By:  /s/ John Bauer-Martinez
                             ------------------------------------------
                             John Bauer-Martinez, President


                        ULTIMATE LEASING CORP.,
                        a Colorado corporation


                        By:  /s/ John Bauer-Martinez
                             ------------------------------------------
                             John Bauer-Martinez, President


                          FAST TRAK, INC.,
                          a Minnesota corporation


                        By:  /s/ Alan E. Kessock
                             ------------------------------------------
                             Alan E. Kessock, Secretary


                        ULTIMATE ELECTRONICS PARTNERS CORP.,
                        a Colorado corporation


                        By:  /s/ John Bauer-Martinez
                             ------------------------------------------
                             John Bauer-Martinez, President

                        ULTIMATE ELECTRONICS LEASING LP,
                        a Texas limited partnership

                        By:  Ultimate Leasing Corp., its General Partner

                             By: /s/ John Bauer-Martinez
                                 ---------------------------------------
                                 John Bauer-Martinez, President



                        ULTIMATE ELECTRONICS TEXAS LP,
                        a Texas limited partnership

                        By:  Ultimate Electronics, Inc., its General
                             Partner

                             By: /s/ Alan E. Kessock
                                 ---------------------------------------
                                 Alan E. Kessock, Senior Vice President

                         WELLS FARGO RETAIL FINANCE, LLC,
                         a Delaware limited liability company, as Agent and as a Lender


                         By:    /s/ Robert Castine
                                -----------------------------------------
                         Name:  Robert Castine
                                -----------------------------------------
                         Title: Senior Vice President
                                -----------------------------------------

                                TABLE OF CONTENTS

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT................................................1

1.       DEFINITIONS AND CONSTRUCTION..................................................................2
         1.1      Definitions..........................................................................2
         1.2      Accounting Terms....................................................................25
         1.3      Code................................................................................26
         1.4      Construction........................................................................26
         1.5      Schedules and Exhibits..............................................................26

2.       LOAN AND TERMS OF PAYMENT....................................................................27
         2.1      Revolver Advances...................................................................27
         2.2      [This Section is intentionally omitted].............................................28
         2.3      Borrowing Procedures and Settlements................................................28
         2.4      Payments............................................................................35
         2.5      Overadvances........................................................................37
         2.6      Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations.........38
         2.7      Credit Card Collections.............................................................39
         2.8      Depository Accounts.................................................................39
         2.9      Collections.........................................................................40
         2.10     Crediting Payments; Float Charge....................................................40
         2.11     Designated Account..................................................................41
         2.12     Maintenance of Loan Account; Statements of Obligations..............................41
         2.13     Fees................................................................................41
         2.14     Letters of Credit...................................................................42
         2.15     LIBOR Option........................................................................46
         2.16     Capital Requirements................................................................48
         2.17     Joint and Several Liability of Borrowers; Rights of Contribution....................49

3.       CONDITIONS; TERM OF AGREEMENT................................................................53
         3.1      Conditions Precedent to the Effectiveness of this Agreement.........................53
         3.2      [This Section is intentionally omitted.]............................................54
         3.3      Conditions Precedent to all Extensions of Credit....................................54
         3.4      Conditions Precedent to Real Estate Advances........................................54
         3.5      Term................................................................................55
         3.6      Effect of Termination...............................................................55
         3.7      Early Termination by Borrowers......................................................56

4.       CREATION OF SECURITY INTEREST................................................................57
         4.1      Grant of Security Interest..........................................................57
         4.2      Negotiable Collateral...............................................................57
         4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral..............57
         4.4      Delivery of Additional Documentation Required; Lien Perfection......................57


                                      i

         4.5      Power of Attorney...................................................................58
         4.6      Right to Inspect....................................................................59
         4.7      Control Agreements..................................................................59

5.       REPRESENTATIONS AND WARRANTIES...............................................................59
         5.1      No Encumbrances.....................................................................59
         5.2      Eligible Accounts...................................................................59
         5.3      Eligible Inventory..................................................................59
         5.4      Equipment...........................................................................59
         5.5      Location of Inventory and Equipment.................................................60
         5.6      Inventory Records...................................................................60
         5.7      Location of Chief Executive Office; FEIN; Organizational I.D. Number; Names.........60
         5.8      Due Organization and Qualification; Subsidiaries....................................60
         5.9      Due Authorization; No Conflict......................................................61
         5.10     Litigation..........................................................................61
         5.11     No Material Adverse Change..........................................................61
         5.12     Fraudulent Transfer.................................................................62
         5.13     Employee Benefits...................................................................62
         5.14     Environmental Condition.............................................................62
         5.15     Intellectual Property...............................................................62
         5.16     Locations; Leases...................................................................63
         5.17     Complete Disclosure.................................................................63
         5.18     Indebtedness........................................................................63

6.       AFFIRMATIVE COVENANTS........................................................................64
         6.1      Accounting System...................................................................64
         6.2      Collateral Reporting................................................................64
         6.3      Financial Statements, Reports, Certificates.........................................65
         6.4      Return..............................................................................68
         6.5      Maintenance of Properties; Title to Equipment.......................................68
         6.6      Title to Equipment..................................................................68
         6.7      Maintenance of Equipment............................................................68
         6.8      Taxes...............................................................................68
         6.9      Insurance...........................................................................69
         6.10     Location of Inventory and Equipment.................................................70
            Keep the Inventory and Equipment only at the locations identified on Schedule 5.16;
                  provided, however, that Administrative Borrower may amend Schedule 5.16 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's
                  Liens on such assets and also provides to Agent a Collateral Access Agreement.......70



         6.11     Compliance with Laws.................................................70
         6.12     Leases...............................................................70
         6.13     Brokerage Commissions................................................70
         6.14     Existence............................................................71
         6.15     Environmental........................................................71
         6.16     Disclosure Updates...................................................71
         6.17     Inventories, Appraisals, and Audits..................................71
         6.18     Electronic Reporting.................................................72
         6.19     Landlord Waivers and Consents........................................73
         6.20     Material Inventory Supplier..........................................73
         6.21     No Setoff or Counterclaims...........................................73

7.       NEGATIVE COVENANTS............................................................73
         7.1      Indebtedness.........................................................73
         7.2      Liens................................................................74
         7.3      Restrictions on Fundamental Changes..................................74
         7.4      Disposal of Assets...................................................75
         7.5      Change Name..........................................................75
         7.6      Guarantee............................................................75
         7.7      Nature of Business...................................................75
         7.8      Prepayments and Amendments...........................................75
         7.9      Change of Control....................................................75
         7.10     Consignments.........................................................75
         7.11     Distributions........................................................75
         7.12     Accounting Methods...................................................76
         7.13     Investments..........................................................76
         7.14     Transactions with Affiliates.........................................76
         7.15     Suspension...........................................................77
         7.16     [Intentionally Omitted]..............................................77
         7.17     Use of Proceeds......................................................77
         7.18     Change in Location of Chief Executive Office; Inventory and
                  Equipment with Bailees...............................................77
         7.19     Securities Accounts..................................................77
         7.20     No Prohibited Transactions Under ERISA...............................77
         7.21     Financial Covenants..................................................78
         7.22     Capital Expenditures.................................................79

8.       EVENTS OF DEFAULT.............................................................80

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES........................................83
         9.1      Rights and Remedies..................................................83
         9.2      Remedies Cumulative..................................................85
         9.3      License..............................................................85

10.      TAXES AND EXPENSES............................................................85

11.      WAIVERS; INDEMNIFICATION......................................................86


                                       iii

         11.1     Demand; Protest; etc.................................................86
         11.2     The Lender Group's Liability for Collateral..........................86
         11.3     Indemnification......................................................86

12.      NOTICES.......................................................................87

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER....................................88

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS....................................88
         14.1     Assignments and Participations.......................................88
         14.2     Successors...........................................................91

15.      AMENDMENTS; WAIVERS...........................................................91
         15.1     Amendments and Waivers...............................................91
         15.2     Replacement of Holdout Lender........................................92
         15.3     No Waivers; Cumulative Remedies......................................93

16.      AGENT; THE LENDER GROUP.......................................................93
         16.1     Appointment and Authorization of Agent...............................93
         16.2     Delegation of Duties.................................................94
         16.3     Liability of Agent...................................................94
         16.4     Reliance by Agent....................................................94
         16.5     Notice of Default or Event of Default................................95
         16.6     Credit Decision......................................................95
         16.7     Costs and Expenses; Indemnification..................................95
         16.8     Agent in Individual Capacity.........................................96
         16.9     Successor Agent......................................................96
         16.10    Lender in Individual Capacity........................................97
         16.11    Withholding Taxes....................................................97
         16.12    Collateral Matters...................................................99
         16.13    Restrictions on Actions by Lenders; Sharing of Payments.............100
         16.14    Agency for Perfection...............................................101
         16.15    Payments by Agent to the Lenders....................................101
         16.16    Concerning the Collateral and Related Loan Documents................101
         16.17    Field Audits and Examination Reports; Confidentiality;
                  Disclaimers by Lenders; Other Reports and
                  Information.........................................................101
         16.18    Several Obligations; No Liability...................................102
         16.19    Legal Representation of Agent.......................................103
         16.20    Confidentiality.....................................................103

17.      GENERAL PROVISIONS...........................................................103
         17.1     Effectiveness.......................................................103
         17.2     Section Headings....................................................103
         17.3     Interpretation......................................................104
         17.4     Severability of Provisions..........................................104
         17.5     Amendments in Writing...............................................104
         17.6     Counterparts; Telefacsimile Execution...............................104


                                       iv

         17.7     Revival and Reinstatement of Obligations............................104
         17.8     Integration.........................................................104
         17.9     Parent as Agent for Borrowers.......................................104
         17.10    Amendment and Restatement...........................................105


                                       v

                             EXHIBITS AND SCHEDULES


Exhibit A-1                                 Form of Assignment and Acceptance
Exhibit B-1                                 Form of Borrowing Base Certificate
Exhibit C-1                                 Form of Compliance Certificate
Exhibit L-1                                 Form of LIBOR Notice

Schedule C-1                                Commitments
Schedule E-1                                Eligible Inventory Locations
Schedule P-1                                Permitted Liens
Schedule R-1                                Real Property Collateral
Schedule 2.7                                Credit Card Collection Arrangements
Schedule 2.8                                Depository Account Schedule
Schedule 5.7                                Chief Executive Office; FEIN;  Organizational I.D.
                                            Number; Names
Schedule 5.8(b)                             Capitalization of Borrowers
Schedule 5.8(c)                             Capitalization of Borrowers' Subsidiaries
Schedule 5.10                               Litigation
Schedule 5.13                               ERISA Benefit Plans
Schedule 5.14                               Environmental Matters
Schedule 5.15                               Intellectual Property
Schedule 5.16                               Locations; Leased Locations
Schedule 5.18                               Existing Indebtedness
Schedule 7.3                                Assets Transferred to Intangibles by Parent


                                  SCHEDULE C-1
                                   COMMITMENTS
        ================================================================= ==================================
                                     LENDER                                          COMMITMENT
        ================================================================= ==================================

        ----------------------------------------------------------------- ----------------------------------
        ----------------------------------------------------------------- ----------------------------------
        Wells Fargo Retail Finance LLC                                               $50,000,000
        ----------------------------------------------------------------- ----------------------------------
        ----------------------------------------------------------------- ----------------------------------

        ================================================================= ==================================